UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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STEREOTAXIS, INC.

(Name of Registrant as Specified in its Charter)

N/A

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STEREOTAXIS, INC.

4320 Forest Park Avenue

Suite 100

St. Louis, Missouri 63108

(314) 678-6100

April 15, 2010

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders on May 26, 2010. We will hold the meeting at 8:00 a.m. Central Daylight Time at our principal executive offices, which are located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. Details regarding the business to be conducted are described in the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail and in this proxy statement. We have also made a copy of our 2009 Annual Report on Form 10-K available on the Internet with this proxy statement. We encourage you to read our Annual Report on Form 10-K. It includes our audited financial statements and provides information about our business and products.

At the meeting you will be asked to elect three Class III Directors, approve an amendment to our 2002 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,800,000 shares, ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our current fiscal year and transact such other business as may properly come before the meeting.

Whether or not you plan to attend the Annual Meeting of Stockholders, we encourage you to vote your shares. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All stockholders must also present a form of personal identification in order to be admitted to the meeting. You may vote by mail, Internet, telephone, or in person at the meeting.

On behalf of the entire Board, we look forward to seeing you at the meeting.

Sincerely,

Fred A. Middleton Chairman of the Board of Directors

STEREOTAXIS, INC.

4320 Forest Park Avenue

Suite 100

St. Louis, Missouri 63108

(314) 678-6100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 26, 2010

The Annual Meeting of Stockholders of Stereotaxis, Inc. will be held at our principal executive offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, on Wednesday, May 26, 2010, at 8:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect three directors as Class III Directors to serve until our 2013 Annual Meeting;

2.	To approve an amendment to our 2002 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,800,000 shares;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2010; and

4.	To transact such other business as may properly come before the meeting.

We first began sending to all stockholders of record a Notice of Internet Availability of Proxy Materials on April 15, 2010. Please note that our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is available for viewing on the Internet. Please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail.

By Order of the Board of Directors, STEREOTAXIS, INC.

James L. Nouss, Jr. Secretary St. Louis, Missouri April 15, 2010

IMPORTANT NOTICE

Please Vote Your Shares Promptly

I.	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q.	Why am I receiving these materials?

The Board of Directors of Stereotaxis, Inc. (the “Company”) is soliciting proxies from the Company’s stockholders in connection with its 2010 Annual Meeting of Stockholders to be held on Wednesday, May 26, 2010 and any and all adjournments and postponements thereof. A Notice of Internet Availability of Proxy Materials (the “Notice”) was first sent to our stockholders on or before April 15, 2010. You are encouraged to vote on the proposals presented in these proxy materials. You are invited to attend the Annual Meeting, but you do not have to attend to vote.

Q.	When and where is the Annual Meeting?

We will hold the Annual Meeting of Stockholders on Wednesday, May 26, 2010, at 8:00 a.m., Central Daylight Time, at our principal executive offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

Q.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our 2009 Annual Report on Form 10-K to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q.	How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet.

Q.	Who is entitled to vote at the meeting?

You are entitled to vote (in person or by proxy) if you were a stockholder of record of shares of our common stock at the close of business on March 29, 2010, the record date for the meeting. On March 29,

2010 there were 50,374,513 shares of our common stock outstanding and entitled to vote and no shares of our preferred stock outstanding.

Q.	What am I being asked to vote on at the meeting?

We are asking our stockholders to (1) elect three Class III Directors to serve until our 2013 Annual Meeting of Stockholders, (2) approve an amendment to our 2002 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,800,000 shares, (3) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2010 fiscal year and (4) transact such other business as may properly come before the meeting.

Q.	How do I vote?

Whether or not you expect to be present in person at the Annual Meeting, you are requested to vote your shares. Most stockholders will be able to choose whether they wish to vote using the Internet, by telephone or mail. The availability of Internet voting or telephone voting for stockholders whose shares are held in street name by a bank or a broker may depend on the voting processes of that organization. If you vote using the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. Internet and telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 25, 2010, the day before the date of the Annual Meeting. If you are a stockholder of record and you attend the meeting, you may vote by ballot.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet or by telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet or by telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Q.	What if I want to change my vote?

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

•	timely delivery of a properly executed, later-dated proxy;

•	submission of a later vote by Internet or telephone any time prior to 11:59 p.m., Eastern Daylight Time, on May 25, 2010;

•	delivery of a written revocation of your proxy to our Secretary at our principal executive offices; or

•	voting by ballot at the meeting.

If your shares are held in the name of a bank or brokerage firm, you may change your vote by submitting new voting instructions to your bank or broker following the instructions that they provide.

Q.	What vote of the stockholders is needed?

No business can be conducted at the Annual Meeting unless a majority of the outstanding shares of common stock entitled to vote is present in person or represented by proxy at the meeting. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. A plurality of the shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” a director nominee. A majority of shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” approval of the amendment to our 2002 Stock Incentive Plan, “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2010 fiscal year and “FOR” such other business as may properly come before the meeting.

Q.	What do I do if my shares of common stock are held in “street name” at a bank or brokerage firm?

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares and you are also invited to attend the Annual Meeting.

Q.	What happens if I request a paper copy of the proxy material and return my signed proxy card but forget to indicate how I want my shares of common stock voted?

If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors, “FOR” the approval of the amendment to our 2002 Stock Incentive Plan, “FOR” the ratification of our independent registered public accounting firm and in the discretion of the proxy holders for such other business as may properly come before the meeting.

Q.	What happens if I do not instruct my broker how to vote or if I indicate I wish to “abstain” on the proxy?

If you hold shares in street name through a broker or other nominee and do not vote your shares or provide voting instructions, your broker may vote for you on “routine” proposals but not on “non-routine” proposals. The ratification of the Company’s auditor is considered routine, but the election of directors and the amendment to the Company’s 2002 Stock Incentive Plan are non-routine. Therefore, if you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your shares. This will result in a broker non-vote. Broker non-votes are not counted as shares present and entitled to vote so they will not affect the outcome of the vote.

If you indicate that you wish to “abstain,” your vote will have the same effect as a vote against the proposal or the election of the applicable director.

Q.	What do I need to do if I plan to attend the meeting in person?

If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All stockholders must also present a form of personal identification in order to be admitted to the meeting.

II.	PROPOSAL I: ELECTION OF DIRECTORS

Under the Company’s restated certificate of incorporation, the number of directors shall be fixed by the Board of Directors in the manner provided in the Company’s bylaws. Under the Company’s restated bylaws, subject to the rights of the holders of any series of preferred stock, the number of directors of the Company may be fixed or changed from time to time by resolution of a majority of the Board of Directors; provided the number shall be no less than three and no more than fifteen, or, if the number is not fixed, the number shall be ten. Currently, we have authorized a thirteen member Board of Directors. Under the Company’s restated bylaws, the directors are divided into three classes, Class I, Class II and Class III, each class to be as nearly equal in number as possible. The term of office of each director shall be until the third Annual Meeting following his or her election and until the election and qualification of his or her successor.

The Nominating and Corporate Governance Committee of the Board of Directors has nominated William M. Kelley, Fred A. Middleton, and William C. Mills III to serve as Class III directors to serve until the 2013 Annual Meeting of Stockholders. In March 2010 one of our current Class III directors, Bevil J. Hogg, advised us that he had decided not to stand for re-election as a Class III director when his term expires at the 2010 Annual Meeting. As a result, the Board has recommended fewer nominees for the Class III directorships than have currently been fixed by the Board under our bylaws. If all of the nominated Class III directors are elected, the Board of Directors shall be comprised of nine members, leaving four vacancies on the Board. The Board of Directors will consider whether to fill the current vacancies and will work with the Nominating and Corporate Governance Committee to identify one or more suitable candidates for such positions and may consider reducing the size of the Board of Directors to eliminate one or more of the vacancies. Certain information with respect to the nominees for election and the other directors whose terms of office as directors will continue after the Annual Meeting of Stockholders is set forth under the heading “Directors and Executive Officers” below. Proxies cannot be voted for a greater number of persons than the number of nominees named in each Class.

The Board of Directors does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee as our Board may recommend.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS.

III.	DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is the name, age, and position of each of the executive officers, continuing directors and nominees of the Company; the business experience of each of the continuing directors and nominees of the Company, including the specific experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director; and a brief account of the business experience of each of the executive officers. There are no family relationships between any of our directors and executive officers.

Name	Age	Position(s)
Michael P. Kaminski	50	President and Chief Executive Officer, Director
Douglas M. Bruce	52	Chief Technology/Operations Officer
Daniel J. Johnston	52	Chief Financial Officer
Melissa C. Walker	53	Senior Vice President, Regulatory, Quality and Compliance
Fred A. Middleton	60	Chairman of the Board of Directors
Christopher Alafi, Ph.D.	46	Director
David W. Benfer	63	Director
William M. Kelley	74	Director
Abhijeet J. Lele	44	Director
Robert J. Messey	64	Director
William C. Mills, III	54	Director
Eric N. Prystowsky, M.D.	62	Director

Board of Directors and Diversity

The Company’s policy is for the Board of Directors and its Nominating and Corporate Governance Committee to nominate candidates for our Board of Directors who possess independence, experience, strength of character, mature judgment and technical skills applicable to the Company. The Company also seeks Board members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and/or be selected based upon contributions they can make to the Company and the Board of Directors. As described in more detail below, the Board of Directors believes that each of our directors meet such criteria and has attributes and experience that make him well qualified to serve on the Board of Directors.

In nominating candidates for election by our stockholders, both the Board of Directors and its Nominating and Corporate Governance Committee acts pursuant to the principles described above. Both the Board of Directors and the committee assess the effectiveness of the Company’s corporate governance policies, including the Company’s policies surrounding diversity of skills, through an ongoing, self-evaluation process.

Class III Directors (terms expiring at the 2010 Annual Meeting; nominees for reelection to the Board at the 2010 Meeting)

William M. Kelley has served as a director since January 2003. Mr. Kelley has served as the Chairman Emeritus of Hill-Rom Company since July 2005 and prior to that time held the position of Chairman since 1995. He also currently serves as President of Advisors to Healthcare Suppliers, a healthcare and health services consulting firm. Mr. Kelley currently provides consulting services to Hill-Rom, but also served as President and CEO from 1992 to 1995, Sr. Vice President, Sales and Operations from 1989 to 1992 and Sr. Vice President, Sales and Marketing from 1980 to 1989. He currently serves as the co-chairman on the advisory board of

1-800-DOCTORS and Achieve Corporation. He has been honored numerous times for his contributions to the healthcare industry including as an Honorary Fellow of the American College of Health Care Executives. He was educated at Hanover College and George Washington University. Mr. Kelley’s experience and leadership at Hill-Rom Company and Advisors to Healthcare Suppliers provides the Company with important insight on our operational and sales initiatives.

Fred A. Middleton has served as the Chairman of our Board of Directors since June 1990. Mr. Middleton has been a General Partner in Sanderling Ventures since 1987. Prior to that time, he was an independent investor in the biomedical field. From 1984 to 1986, Mr. Middleton was Managing General Partner of Morgan Stanley Ventures. He joined Genentech, Inc. in 1978 and was a part of the management team in the company’s early formative period, assisting in developing its strategy and holding a variety of roles including Vice Presidencies of Finance, Administration, and Corporate Development, and Chief Financial Officer. Mr. Middleton also served as President of Genentech Development Corporation. Prior to that time, he served as a consultant with McKinsey & Company and as a Vice President of Chase Manhattan Bank. Mr. Middleton serves on the Board of Directors of CardioNet, Inc., a publicly held cardiac rhythm services company trading on the NASDAQ Global Market. Mr. Middleton holds an M.B.A. from Harvard University and a B.S. degree in Chemistry from the Massachusetts Institute of Technology. Mr. Middleton’s business experience provides a unique perspective on the Company’s strategic initiatives, investor markets and financial outlook. His service on the Board of Directors for almost 20 years provides valuable insight in his position as Chairman of our Board of Directors.

William C. Mills III has served as a director since June 2000. He is currently an independent venture capitalist with over 29 years of experience in venture capital. From 2004 until 2009, Mr. Mills was a managing member of a management company conceived by EGS Healthcare Capital Partners to manage EGS Private Healthcare Partnership III. Earlier, Mr. Mills was a Partner in the Boston office of Advent International, a private equity and venture capital firm, for five years. At Advent, he was co-responsible for healthcare venture capital investments and focused on investments in the medical technology and biopharmaceutical sectors. Before joining Advent, Mr. Mills spent more than 11 years with the Venture Capital Fund of New England where he was a General Partner. Prior to that, he spent seven years at PaineWebber Ventures/Ampersand Ventures as Managing General Partner. Currently, he is a member of the Board of Managers of Ascension Health Ventures. Mr. Mills received his A.B. in Chemistry, cum laude, from Princeton University, his S.M. in Chemistry from the Massachusetts Institute of Technology and his M.S. in Management from MIT’s Sloan School of Management. Mr. Mills has significant experience serving on the boards of growing companies in the medical technology and biotechnology fields. This experience, coupled with his scientific and technical expertise, provides valuable knowledge regarding the Company’s intellectual property, regulatory, and compliance activities.

Class I Director (terms expiring at the 2011 Annual Meeting)

David W. Benfer has served as a director since February 2005. Mr. Benfer currently serves as the Chairman of The Benfer Group LLC, which provides advisory services to healthcare providers and suppliers. In addition, he serves as a partner in Advisors to Healthcare Suppliers, a healthcare and health services consulting firm. From 1999 until October 2009, Mr. Benfer served as President and Chief Executive Officer of Saint Raphael Healthcare System and the Hospital of Saint Raphael, New Haven, Connecticut. Prior to that, he was the President and Chief Executive Officer of the Provena-Saint Joseph/Morris Health Network in Joliet, Illinois from 1992 to 1999. Mr. Benfer served as Senior Vice President for Hospital and Urban Affairs for the Henry Ford Health System in Detroit and Chief Executive Officer of the Henry Ford Hospital from 1985 to 1992. He served as the Chairman of the American College of Healthcare Executives (ACHE) from 1998 to 1999 and on their Board of Governors from 1992 to 2000. Mr. Benfer was named a Fellow of ACHE in 1981 and served on the Board of the Catholic Health Association from 2003 until 2008. He earned his B.S.B.A. from Wittenburg University and his M.B.A. from Xavier University. Mr. Benfer’s extensive experience in the healthcare industry and in hospital management provides the Company with useful industry information related to technology acquisition, governance, and risk and liability issues.

Michael P. Kaminski was appointed by the Board of Directors as a Class I director in August 2008. Mr. Kaminski was named Chief Executive Officer effective January 1, 2009 and retained the title of President after having previously served as our President and Chief Operating Officer since February 2007. Mr. Kaminski previously served as our Chief Operating Officer since he joined the Company in April 2002. Prior to joining the Company, Mr. Kaminski spent nearly 20 years with Hill-Rom Company (Hillenbrand Industries). In his last position with Hill-Rom, Mr. Kaminski served as Senior Vice President of North American Sales and Service. Prior to that, he served as General Manager of the Acute Care Hospital Division of Hill-Rom. Mr. Kaminski earned an M.B.A. from Xavier University and a B.S. in Marketing from Indiana University. As our Chief Executive Officer, Mr. Kaminski provides comprehensive insight to the Board of Directors on a broad range of issues, including strategic planning, project implementation, marketing and relationships with investors and the finance community.

Eric N. Prystowsky, M.D., has served as a director since February 2007. Dr. Prystowsky is currently the Director of the Clinical Electrophysiology Laboratory at St. Vincent Hospital in Indianapolis, Indiana, as well as a Consulting Professor of Medicine at Duke University Medical Center. He is the former chairman of the American Board of Internal Medicine’s test writing committee for the Electrophysiology Board Certification Examination. He currently serves as Editor-in-Chief of the Journal of Cardiovascular Electrophysiology. Dr. Prystowsky also serves on the Board of Directors of CardioNet, Inc., a publicly held cardiac rhythm services company which trades on the NASDAQ Global Market. From 1979 to 1986, Dr. Prystowsky served as a full time faculty member at the Indiana University School of Medicine, where he was Director of the Electrophysiology Laboratory. He graduated from Pennsylvania State University in 1969 and the Mt. Sinai School of Medicine in 1973. Dr. Prystowsky completed his internal medicine training at Mt. Sinai Hospital, in New York City, and his training in cardiology and clinical electrophysiology at Duke University Medical Center. Dr. Prystowsky has conducted extensive research with respect to cardiac arrhythmias, the treatment of which is one of the Company’s primary focuses. Dr. Prystowsky is also internationally recognized as an expert in atrial fibrillation and such expertise is important in the Company’s product development efforts.

Class II Directors (terms expiring at the 2012 Annual Meeting)

Christopher Alafi, Ph.D., has served as a director since August 2000. Dr. Alafi has been a General Partner of Alafi Capital Company, LLC, a venture capital firm, since 1995. He was previously a Physiology and Anatomy teacher at Santa Monica College, a visiting scholar at Stanford University (Chemistry Department) and a researcher at DNAX. Dr. Alafi received a B.A. in Biology from Pomona College and a D.Phil. in Biochemistry from the University of Oxford. Because of Dr. Alafi’s educational background and board service with several privately-held life sciences companies, he has valuable experience regarding the Company’s general management, information technology, finance and strategic planning.

Abhijeet J. Lele has served as a director since April 2004. In April 2009, Mr. Lele joined Investor Growth Capital, Inc., an indirectly wholly owned subsidiary of Investor AB, as a Managing Director focusing on investments in US-based medical device, biopharmaceutical and specialty pharmaceutical companies. Mr. Lele is also a Managing Member of EGS Healthcare Capital Partners, a venture capital firm based in Rowayton, Connecticut, focusing on investments in medical device, biopharmaceutical and specialty pharmaceutical companies. He joined EGS in 1998, after spending four years in the health care practice of McKinsey & Company. Before McKinsey, Mr. Lele held operating positions with Lederle Laboratories, Progenics Pharmaceuticals and Clontech Laboratories. He served as a director of Medarex, Inc., a publicly traded company, until 2009 when it was purchased by Bristol-Myers Squibb. Mr. Lele received his M.A. from Cambridge University where he studied Natural Sciences and his M.B.A. with distinction from Cornell University. Mr. Lele’s long term focus on the health care industry generally, and the medical device field specifically, provides significant insight in our capital raising activities and investor relations.

Robert J. Messey has served as a director since May 2005. Mr. Messey served as the Senior Vice President and Chief Financial Officer of Arch Coal, Inc. from December 2000 until his retirement in April 2008. Prior to joining Arch Coal, he served as the Vice President of Financial Services of Jacobs Engineering Group,

Inc. from 1999 to 2000 and as Senior Vice President and Chief Financial Officer of Sverdrup Corporation from 1992-1999. Mr. Messey was an audit partner at Ernst & Young LLP from 1981 to 1992. He currently serves as a director and chairman of the audit committee of Baldor Electric Company, a publicly traded designer and manufacturer of electrical motors and power transmission products. Mr. Messey also serves on the Advisory Board of Mississippi Lime Company, a privately held company, and is the chairman of that company’s audit committee. Mr. Messey earned his B.S.B.A. from Washington University. Mr. Messey’s experience in finance provides the Board of Directors with a great deal of expertise on the financing, accounting and compliance issues it faces in managing the Company.

Executive Officers

Douglas M. Bruce has served as our Chief Technology/Operations Officer since February 2009. Previously, he served as our Senior Vice President, Research & Development since he joined the Company in May 2001. Prior to joining the Company, Mr. Bruce was Vice President, Product Development Marketing, for Intuitive Surgical, a developer and manufacturer of computer-enhanced minimally invasive surgery systems, from 1997 to 2001. Prior to Intuitive Surgical, Mr. Bruce was a Vice President of Engineering at Acuson Corp, a manufacturer of diagnostic ultrasound systems, and has held positions in mechanical, process and manufacturing engineering at Tandon Corp, ISS Sperry Univac and IBM. Mr. Bruce received a M.S. in Mechanical Engineering from Santa Clara University and a B.S. in Mechanical Engineering from the University of California at Berkeley.

Daniel J. Johnston joined Stereotaxis in 2009 and was elected Chief Financial Officer effective November 2009. Prior to joining Stereotaxis, Mr. Johnston was the Executive Vice President and Chief Financial Officer and director of United Components, Inc., a Carlyle Group portfolio company, a position he held since 2007. Prior to this, he was Vice President and Chief Financial Officer of Solae, a food science company. Before joining Solae in 2006, Mr. Johnston spent eleven years, including eight as CFO and five as a director, at United Industries Corporation, a marketer of consumer packaged good, and a Thomas H. Lee Partners portfolio company. The initial eight years of Mr. Johnston’s professional career were with Price Waterhouse. Mr. Johnston has a B.S. from the University of Missouri and is a certified public accountant.

Melissa C. Walker has served as our Senior Vice President, Regulatory, Quality and Compliance since March 2006. From 2005 to March 2006 she served as our Vice President, Regulatory Affairs and Quality Systems and, since joining the Company in 2001 to 2005 she served as our Vice President Regulatory, Quality and Clinical Affairs. Prior to joining the Company, Ms. Walker led the global regulatory team at Bausch & Lomb Surgical, Inc., a subsidiary of Bausch & Lomb, Inc. and a leading manufacturer of surgical instruments for the eye, from 1997 to 2000. Prior to Bausch & Lomb Surgical, Inc., Ms. Walker was Director of Regulatory Affairs at Ethicon Endo-Surgery, Inc., a Johnson & Johnson Company and a recognized leader in the manufacture of surgical instruments used for minimally invasive surgery, from 1992 to 1997. Ms. Walker served on the Board of Directors for the Regulatory Affairs Professionals Society from 1997 to 2002 and was formerly the board chairman. Ms. Walker received a M.S. degree in Zoology and a B.S. in Biology from East Texas State University.

Corporate Governance, Board Leadership Structure, and Risk Oversight Process

Our Board of Directors has determined that each of our directors, other than Mr. Hogg and Mr. Kaminski, and each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is independent under the rules of the NASDAQ Global Market. As a result, our Board currently has a majority of Independent Directors consistent with the rules of the NASDAQ Global Market.

Fred A. Middleton, a non-management director, has served as the Chairman of our Board of Directors since June 1990. Our Company has no set policy regarding an independent Chairman of the Board. The Board of Directors regularly evaluates the responsibilities of the independent Board chairman and whether the separation of the offices of Chairman of the Board and Chief Executive Officer continues to best serve the Company. Our Independent Directors regularly have executive sessions as part of our regular meeting schedule during which only the Independent Directors are present.

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and adopted charters for each of these Committees. We believe that the composition of each of these Committees meets the criteria for independence under, and the functioning of these Committees complies with, the applicable requirements, rules and regulations of the NASDAQ Global Market and the Securities and Exchange Commission (“SEC”).

Our Board of Directors provides risk oversight to the Company through the Nominating and Corporate Governance Committee and the Audit Committee. The Nominating and Corporate Governance Committee serves to monitor healthcare compliance and regulatory risk and the Audit Committee monitors financial risks faced by the Company. This oversight process takes place through discussions at committee meetings with the members of senior management who are responsible for the Company’s risk management procedures.

Board Meetings and Committees

During fiscal year 2009, the Board of Directors met six times. During fiscal year 2009, all incumbent directors attended 75% or more of the aggregate meetings of the Board and of the Board committees on which they served during the period they held office. Directors are encouraged, but not required, to attend our Annual Meetings of Stockholders.

Audit Committee

Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and currently consists of Messrs. Messey, Mills and Benfer, all of whom qualify as “Independent Directors” and as Audit Committee members under the NASDAQ Global Market rules. Mr. Messey currently serves as the chair of the Audit Committee and qualifies as an Audit Committee Financial Expert under SEC rules and regulations. Our Board of Directors has determined that each of our current Audit Committee members is financially sophisticated as set forth in Rule 4350(d)(2)(A) of the NASDAQ Global Market.

The Audit Committee assists our Board of Directors in its oversight of:

•	the integrity of our financial statements;

•	our accounting and financial reporting process, including our internal controls;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accountants’ qualifications and independence; and

•	the performance of our independent registered public accountants.

The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accountants. In addition, the Audit Committee must approve in advance:

•	any related-party transaction that creates a conflict of interest situation;

•	all audit services; and

•	all non-audit services, except for de minimis non-audit services, provided the Audit Committee has approved such de minimis services prior to the completion of the audit.

During fiscal year 2009, the Audit Committee met six times.

Compensation Committee

Our Compensation Committee currently consists of Messrs. Middleton, Lele and Kelley, each of whom qualifies as “Independent Directors” under the NASDAQ Global Market rules and as “Outside Directors” under the Internal Revenue Code of 1986. Mr. Middleton serves as the chair of the Compensation Committee.

The Compensation Committee assists management and our Board of Directors in:

•	defining an executive compensation policy;

•	determining the total compensation package for our chief executive officer and other executive officers; and

•

administering each of our equity-based compensation plans, including our 1994 Stock Option Plan, our 2002 Stock Incentive Plan, our 2002 Non-Employee Directors’ Stock Plan, and our 2009 Employee Stock Purchase Plan.

During fiscal year 2009, the Compensation Committee met five times.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Messrs. Mills, Benfer and Lele, each of whom qualify as “Independent Directors” under the NASDAQ Global Market rules. Mr. Mills serves as chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board of Directors in:

•	identifying and evaluating individuals qualified to become Board members;

•	reviewing director nominees received from stockholders;

•	selecting director nominees for submission to the stockholders at our Annual Meeting; and

•	selecting director candidates to fill any vacancies on the Board of Directors.

The Nominating and Corporate Governance Committee is also responsible for developing and recommending to the Board of Directors a set of corporate governance guidelines and principles applicable to us.

During fiscal year 2009, the Nominating and Corporate Governance Committee met two times.

Director Nominations

As noted, the Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board candidates to serve as members of the Board. In carrying out this responsibility, the Committee has adopted a written policy describing certain threshold criteria used to ensure that members of the Company’s Board of Directors possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to stockholders, provide effective oversight of the management of the Company and monitor the Company’s adherence to principles of sound corporate governance. The criteria relate to the following: the candidate’s integrity; the absence of conflicts of interest; whether the candidate is able to represent fairly and equally all stockholders of the Company without favoring or advancing any particular stockholder or other constituency; the candidate’s achievement in one or more fields of business, professional, governmental, communal, scientific, medical or educational endeavor; the candidate’s ability to exercise proper oversight; the general business understanding of each candidate (including contemporary governance concerns, regulatory obligations of a public issuer, strategic business planning, competition in a global economy and basic concepts of corporate finance); and the candidate’s available time. In the Committee’s discretion, the Committee may approve the candidacy of a nominee who does not satisfy all of these requirements if it believes the service of such nominee is in the best interests of the Company and its stockholders. The Committee also considers the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board at the time, and other relevant circumstances. In addition to specific requirements relating to independence, financial expertise and the like for regulatory and exchange requirements, the Committee also has established that at least some of the independent directors should have general familiarity with an industry or industries in which the Company conducts a substantial portion of its business or in related industries.

The Nominating and Corporate Governance Committee has written procedures which it observes in identifying and evaluating candidates for election to the Board. The material elements of that process are as follows:

•

Consistent with the Company’s view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure, in considering candidates for election at annual meetings of stockholders, the Committee in its discretion first may first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board, subject to such Directors continuing to satisfy the minimum qualifications for Director candidates as determined by the Committee.

•

In identifying new candidates for election to the Board where there is no qualified and available incumbent, the Committee may solicit or entertain recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates, including members of the Board (including the Committee) and Company management. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. In its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate. Historically, the Chairman of the Committee has been primarily designated with this task.

•

In making its selection, the Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, except that the Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company. The Committee may also consider in its discretion the extent to which the recommending stockholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting and for the prospective term of service.

Our restated bylaws provide that stockholders seeking to bring business before an Annual Meeting of Stockholders, or to nominate candidates for election as directors at an Annual Meeting of Stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. However, in the event that the Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the Annual Meeting was mailed to stockholders or made public, whichever first occurs. Our restated bylaws specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an Annual Meeting of Stockholders or from making nominations for directors at an Annual Meeting of Stockholders.

Any stockholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

•	Stockholder’s name, number of shares owned, length of period held and proof of ownership;

•	Name, age, business and residential address of candidate;

•

A detailed resume describing among other things the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board and documents his/her ability to satisfy the director qualifications described herein;

•	Any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of director;

•	The class and number of shares of our capital stock that are beneficially owned by the candidate;

•	A description of any arrangements or understandings between the stockholder and the candidate; and

•	A signed statement from the candidate, confirming his/her willingness to serve on the Board.

Our Corporate Secretary will promptly forward such materials to the chair of our Nominating and Corporate Governance Committee and our Chairman of the Board. Our Corporate Secretary will also maintain copies of such materials for future reference by the Committee when filling Board positions. Stockholders may submit potential director candidates at any time pursuant to these procedures.

The Nominating and Corporate Governance Committee has established a written policy that it will consider recommendations for the nomination of a candidate submitted by Company’s stockholders of the Company’s shares entitled to vote generally in the election of directors. The material elements of that policy include the following:

•	the Committee will give consideration to these recommendations for positions on the Board where the Committee has determined not to re-nominate a qualified incumbent director;

•

for each annual meeting of stockholders, it is anticipated that the Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders (within the meaning of SEC Regulation 13D); and

•

while the Committee has not established a minimum number of shares that a stockholder must own in order to present a nominating recommendation for consideration, or a minimum length of time during which the stockholder must own its shares, the Committee may in its discretion take into account the size and duration of a recommending stockholder’s ownership interest in the Company.

The Committee may in its discretion also consider the extent to which the stockholder making the nominating recommendation intends to maintain its ownership interest in the Company, to the extent such information is available to the Committee. The Committee may elect not to consider recommendations of nominees who do not satisfy the minimum qualifications prescribed by the Committee for board candidates described elsewhere in this proxy statement, including that a director must represent the interests of all stockholders and not serve for the purpose of favoring or advancing the interests of any particular stockholder group or other constituency. Absent special or unusual circumstances, only those recommendations whose submission complies with the procedural requirements adopted by the Committee will be considered by the Committee. See also “General Information – Stockholder Proposals.”

Stockholder Communications Policy

Any security holder wishing to send communications to our Board should send the written communication and the following information to our Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

•	Security holder’s name, number of shares owned, length of period held and proof of ownership;

•	Name, age, business and residential address of security holder; and

•	Any individual director or Committee to whom the security holder would like to have the written statement and other information sent.

The Corporate Secretary will forward the information to the Chairman of the Board, if addressed to the full Board, or to the specific director to which the communication is addressed.

Code of Business Conduct and Ethics

Our Board of Directors adopted a Code of Business Conduct and Ethics for all of our directors, officers and employees effective August 1, 2004. Stockholders may download a free copy of our Code of Business Conduct and Ethics from our website (www.stereotaxis.com) or by request of our Chief Financial Officer as follows:

Stereotaxis, Inc.

Attention: Daniel J. Johnston

4320 Forest Park Avenue, Suite 100

St. Louis, Missouri 63108

314-678-6100

To the extent required by law or the rules of the NASDAQ Global Market, any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics will be promptly disclosed publicly. To the extent permitted by such requirements, we intend to make such public disclosure by posting the relevant material on our website (www.stereotaxis.com) in accordance with SEC rules. Information on our website does not constitute part of this proxy statement.

IV.	DIRECTOR AND EXECUTIVE COMPENSATION

Board Processes and Procedures for the Consideration and Determination of Executive and Director Compensation

In accordance with the Compensation Committee charter, the Compensation Committee is responsible for establishing and reviewing the overall management compensation philosophy and policy, and administering the executive and Board of Director compensation programs. As part of its duties, the Compensation Committee assists management and the Board of Directors in defining an executive compensation policy that supports the Company’s overall business strategy and objectives, attracts and retains key executives, links compensation with business objectives and organization performance in good and bad times, and provides competitive compensation opportunities. The Committee has the authority to determine the total compensation package, including salaries, bonuses, stock options and other equity awards, benefits and other compensation arrangements, for the Chief Executive Officer and other executive officers of the Company. As part of that process, the Committee reviews and approves the performance objectives of the Chief Executive Officer and other executives and evaluates their performance to determine whether such objectives have been achieved.

The Compensation Committee seeks advice from time to time from consultants with respect to compensation policies and programs for executive officers, as appropriate. A more detailed discussion of the Compensation Committee’s past and current consulting relationships is described in the Compensation Discussion and Analysis section of this proxy statement. The Compensation Committee also leverages our management and human resources professionals to assist the Committee in the timely and cost-effective fulfillment of its duties including compensation policies and levels.

Following the completion of our fiscal year, typically in February, the Compensation Committee meets to conduct its annual review of the Company’s compensation programs and packages. The Compensation Committee does not permit members of the Company’s management to materially participate in the determination of their own compensation, nor does the Committee permit members of management, including the Chief Executive Officer, to be physically present for those portions of Committee meetings during which the particular member of the management team’s performance and compensation are reviewed and determined. However, these protocols do not prohibit members of management and the Chief Executive Officer from participating in, and being physically present, when compensation matters generally affecting Company employees (such as the Company’s annual bonus incentive plan) are discussed and determined. The Compensation Committee believes that it is crucial for members of the Company’s management to be materially involved in, and manage the details associated with, the compensation programs and policies of the Company in order for the management to explain and implement the Committee’s decisions with respect to executive and employee compensation.

The Board of Directors has delegated responsibility for overseeing the structure, operations and composition of the Board of Directors and its committees to the Nominating and Corporate Governance Committee. However, the Nominating and Corporate Governance Committee does not have a direct role in the determination of Board member compensation. Rather, the Compensation Committee is tasked in its charter with making changes to the outside directors’ compensation program in respect of competitiveness and plan design. The Compensation Committee leverages independent consultants and the Company’s human resources professionals and management, as appropriate, to assist it in making recommendations to the Board of Directors with respect to director compensation. The Compensation Committee periodically reviews compensation for the Board of Directors.

DIRECTOR COMPENSATION

Director Compensation Policies

Non-employee directors receive both annual grants of options to purchase our common stock under our 2002 Non-Employee Directors’ Stock Option Plan and cash compensation for their services as Board members. In May 2008 the Compensation Committee reviewed and approved amendments to the annual equity awards made under the 2002 Non-Employee Directors’ Stock Option Plan to our non-employee directors. The Committee has not further revised the cash or equity compensation to Board members since May 2008.

Under our 2002 Non-Employee Directors’ Stock Option Plan, at each annual stockholder meeting all non-employee directors receive an automatic grant of an option to purchase a number of shares of common stock (which may include additional shares for the chairman or other Board members) as is determined from time to time by resolutions of the Board. In addition to the automatic annual grants on the date of the Annual Meeting of Stockholders, the Compensation Committee may grant other options to non-employee directors from time to time. Each director currently receives an annual grant of 15,000 shares, or 30,000 in the case of the chairman of the Board. In addition to the annual grants, newly elected directors are entitled to receive an initial option to purchase 30,000 shares of common stock. Further, members who participate on the principal committees of the Board receive annual supplemental awards. The chairman and/or designated financial expert of the Audit Committee and the chairman of the Compensation Committee each receive an annual grant of 10,000 shares and the chairman of the Nominating and Corporate Governance Committee receives an annual grant of 5,000 shares. Each other member of the Audit, Compensation and Nominating and Corporate Governance Committees receives an annual grant of 2,500 shares. Initial grants to new directors vest over a two-year period, with 50% vesting after the first year and the remainder vesting monthly thereafter. All other options vest one year from the date of grant or on the date of the next annual stockholders meeting, whichever is earlier. All options under the plan are granted at a price equal to the fair market value of the stock on the date of grant and have a term of 10 years.

In addition to the above described equity awards, each non-employee director receives an $18,000 annual retainer ($24,000 for the chairman of the Board) for Board membership and an additional payment of $1,500 per in-person Board meeting and $500 per telephonic Board meeting. Each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives a $2,500 annual retainer. The chairman and/or the designated financial expert of the Audit Committee each receive a $7,500 annual retainer in lieu of the member retainer. The chairman of the Compensation Committee and the chairman of the Nominating and Corporate Governance Committee each receive a $5,000 annual retainer in lieu of the member retainer. If the chairman of the Audit Committee and designated financial expert are the same individual, such individual would receive an annual grant of 10,000 shares and an annual retainer of $7,500.

We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance and participation in Board and Committee meetings.

The following table discloses compensation information of members of our Board of Directors for serving as members of the Company’s Board in 2009:

Director	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Fred A. Middleton (2)	37,000	102,941	139,941
Christopher Alafi, Ph.D. (3)	23,500	38,603	62,103
David W. Benfer (4)	29,500	51,471	80,971
Bevil J. Hogg (5)	-	-	-
Michael P. Kaminski (6)	-	-	-
William M. Kelley (7)	28,000	45,037	73,037
Abhijeet J. Lele (8)	29,500	51,471	80,971
Robert J. Messey (9)	31,000	64,338	95,338
William C. Mills III (10)	33,000	57,905	90,095
Eric N. Prystowsky, M.D. (11)	23,500	38,603	62,103

(1)	Amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)	157,500 options were outstanding as of December 31, 2009, 117,500 of which were exercisable as of such date.

(3)	65,000 options were outstanding as of December 31, 2009, 50,000 of which were exercisable as of such date.

(4)	77,500 options were outstanding as of December 31, 2009, 57,500 of which were exercisable as of such date.

(5)	Mr. Hogg retired as our Chief Executive Officer effective as of December 31, 2008. In connection with his retirement, Mr. Hogg entered into an amendment to his employment agreement, under which he receives salary continuance equal to his 2008 annual base salary of $400,000 for two years, offset by any amounts he receives from other employment or consulting services for any other individual or entity during such period. In fiscal year 2009 there were no such offsets. Mr. Hogg is entitled to participate in the Company’s medical and dental plans during the two-year period unless he assumes full-time employment with another employer. Upon his retirement, Mr. Hogg became entitled to receive all accrued and unpaid time off earned through December 31, 2008. Mr. Hogg’s outstanding equity awards subject to vesting that would have vested over the 24 month period following December 31, 2008 automatically vested as of December 31, 2008 and he has a two-year exercise period following December 31, 2008 to exercise his vested equity awards. Mr. Hogg agreed to relinquish 85,900 shares of performance-based restricted shares and also received a grant of 21,475 time-based restricted shares, all of which vested upon his retirement on December 31, 2008. Mr. Hogg continued to be eligible to participate in the Company’s 2008 Quarterly Bonus Plan and 2008 Annual Management Bonus Plan, and received payments of $12,500 and $96,000 respectively in 2009 as bonus payments relating to his services in 2008. Under this agreement, Mr. Hogg does not receive additional compensation per se for his board service, even though he is a non-employee director.

(6)	As a member of the Company’s management, Michael P. Kaminski did not receive compensation for his services as a director in 2009. The compensation received by Mr. Kaminski as an employee of the Company is shown in the Summary Compensation Table below.

(7)	104,027 options were outstanding as of December 31, 2009, 86,527 of which were exercisable as of such date.

(8)	70,833 options were outstanding as of December 31, 2009, 50,833 of which were exercisable as of such date.

(9)	95,000 options were outstanding as of December 31, 2009, 70,000 of which were exercisable as of such date.

(10)	102,500 options were outstanding as of December 31, 2009, 80,000 of which were exercisable as of such date.

(11)	52,500 options were outstanding as of December 31, 2009, 37,500 of which were exercisable as of such date.

Compensation Discussion and Analysis

Overview of Compensation Program

The following Compensation Discussion and Analysis describes our overall compensation philosophy and the primary components of our compensation program. Furthermore, the Compensation Discussion and Analysis explains the process by which the Compensation Committee determined the 2009 compensation for all Named Executive Officers.

Compensation Philosophy

The fundamental objectives of our compensation program are to attract and retain highly qualified executive officers, motivate these executive officers to materially contribute to our long-term business success, and align the interests of our executive officers and stockholders by rewarding our executives for individual and corporate performance based on targets established by the Committee.

We believe that achievement of these compensation program objectives enhances long-term stockholder value. When designing compensation packages to reflect these objectives, the Committee is guided by the following four principles:

•

Alignment with stockholder interests:  Compensation should be tied, in part, to our stock performance through the granting of equity awards, which in turn aligns the interests of executive officers with those of our stockholders.

•	Recognition for business performance: Compensation should correlate in large part with our overall business, operational and financial performance.

•	Accountability for individual performance: Compensation should also depend on the individual executive’s performance, in order to motivate and acknowledge the key contributors to our success.

•	Competitive Market Standards: Compensation should generally reflect the competitive marketplace and be consistent with that of other well-managed companies in our peer group.

In implementing this compensation philosophy, the Committee takes into account the compensation amounts from the previous years for each of the Named Executive Officers, internal compensation equity among the Named Executive Officers and compensation of executive officers in similar positions at selected companies in the medical device and biotechnology industries. In particular, the Committee believes that the Named Executive Officers should be paid at competitive levels of compensation that best reflect their individual responsibilities and contributions to the Company, while providing incentives to achieve our business and financial objectives. Market data from these companies (discussed in more detail below) is utilized by the Committee to assist them in their deliberations.

In determining the amount and mix of compensation elements and whether each element provides the correct incentives and rewards for performance consistent with our short and long-term goals and objectives, the Committee relies both on relevant market data and its judgment about each individual’s performance to arrive at compensatory decisions for its Named Executive Officers.

2009 Compensation Determination Process

As in prior years, during 2009 the Committee engaged in its annual review of our executive compensation with the goal of ensuring the appropriate combination of fixed and variable compensation linked to individual and corporate performance. In the course of this review, the Committee considered the advice and input of the Company’s management in the manner described above under the section entitled “Board Processes and Procedures for the Consideration and Determination of the Executive Officer and Director Compensation.”

Senior management plays an important role in our executive compensation decision-making process, due to its direct involvement in and knowledge of the business goals, strategies and performance of the Company and its various operational units. With respect to our executive incentive compensation program (which is described in detail below), the Committee engages in active discussions with the Chief Executive Officer and other internal human resources personnel concerning: (i) who should participate in the program and at what levels, (ii) which performance metrics should be used and (iii) the determination of performance targets and whether and to what extent criteria for the previous year have been achieved. The Chief Executive Officer is advised by the other senior executives of the Company in recommending and determining the achievement of individual goals and initiatives for those executives who do not report directly to him. With respect to equity grants, the Chief Executive Officer makes recommendations to the Committee as to appropriate grant levels for executives. In making these recommendations, the Chief Executive Officer is advised by the other senior executives with respect to those executives who do not report directly to him. The Committee reviews the appropriateness of the recommendations of the Chief Executive Officer with respect to the foregoing and accepts or adjusts such recommendations in light of the considerations applicable to the relevant element of compensation (discussed with respect to each element below). In addition, the senior management of the Company is involved in the compensation-setting process through (i) their evaluation of employee performance used in connection with the annual executive assessments and (ii) their recommendations to the Chief Executive Officer and/or Committee with respect to base salary adjustments. Senior management also prepares meeting information for the Committee upon request.

The Committee retained the services of Towers Perrin in early 2008 to provide peer group market data in support of an overall review of all components of compensation for the Named Executive Officers, including base salary, annual cash incentive and long term incentives. The survey data received from Towers Perrin was based on a mix of more than 45 medical device companies and biotechnology companies with two peer groups of companies, one with revenues between $50 – $100M reflecting the Company’s current size and the other between $100 – $300M, which reflects the Company’s anticipated size in the near to medium term. Our market capitalization was at the 69th percentile of the $50 – $100M peer group and 38th percentile of the $100 – $300M peer group. The Committee considered this data as part of its overall analysis of the compensation components and amounts for its Named Executive Officers.

The following companies constituted our peer group:

ABAXIS Inc	Cyberonics Inc	Kensey Nash Corp	Regeneration Technologies Inc
ABIOMED Inc	Cynosure Inc	Medical Action Industries Inc	Sonic Innovations Inc
Accuray Inc	Digirad Corp	Meridian Bioscience Inc	SonoSite Inc
Align Technology Inc	ev3 Inc	Merit Medical Systems Inc	Spectranetics Corp(The)
AngioDynamics Inc	Exactech Inc	Micrus Endovascular Corp	SurModics Inc
ArthroCare Corp	E-Z-EM Inc	Natus Medical Inc	Symmetry Medical Inc
Aspect Medical Systems Inc	Greatbatch Inc	Neogen Corp	Thoratec Corp
ATRION Corp	Hansen Medical Inc	NuVasive Inc	TomoTherapy Inc
Cantel Medical Corp	ICU Medical Inc	OraSure Technologies Inc	Vital Images Inc
Clinical Data Inc	I-Flow Corp	Palomar Medical Technologies Inc	VNUS Medical Technologies Inc
Conceptus Inc	Immucor Inc	Possis Medical Inc	Volcano Corp
CryoLife Inc	IRIS International Inc	Quidel Corp

The Committee has historically set targeted total compensation (salaries, short-term incentive bonus, and long-term equity incentive awards) at the median of the marketplace, after adjusting for performance and company size. However, total compensation can exceed these levels if our short-term and long-term goals are exceeded based on the Compensation Committee’s philosophy to reward performance which creates positive returns for stockholders. The Committee may use its discretion to adjust a component of a Named Executive Officer’s pay above or below the targeted range to acknowledge the experience and value he or she brings to the role, demonstrated success in meeting key financial and other business objectives, and other factors the Committee deems relevant.

The Committee intends to review and update this list of companies and the corresponding market data on a periodic basis. While the Committee considers the peer group company data in its analysis, it does not use a strict formulaic approach to benchmarking its recommendations against this data.

Executive Compensation Components

For the fiscal year ended December 31, 2009, the principal components of compensation for Named Executive Officers were:

•	base salary;

•	an annual bonus program;

•	long-term incentive awards; and

•	other benefits.

Base Salary.  The Committee reviews base salaries annually and considers the individual performance of the officer, the competitive forces in the industry, the responsibilities of the individual and his or her future potential. Thus, an individual Named Executive Officer might receive increases related to merit and for any market adjustment deemed necessary.

In 2009, the Committee did not award any of the Named Executive Officers a base salary adjustment based on the Company performance in 2008. The Committee did, however, increase Mr. Kaminski’s base compensation effective with his appointment as Chief Executive Officer on January 1, 2009. In August 2009, the Committee also increased Mr. Bruce’s base salary in recognition of his increased responsibilities in respect of his position as Chief Technology Officer and Chief Operations Officer. Furthermore, in February 2010 the Committee also did not award any of the Named Executive Officers a base salary adjustment based on general economic conditions.

Annual Bonus Programs

2009 Annual Bonus Program. The Committee continued the use of a cash bonus plan in 2009 for the Named Executive Officers, granting potential cash bonuses pursuant to the 2009 bonus incentive plan subject to the Company’s achievement of certain identified financial and other performance goals. Generally, payment of the incentive bonus was designed to be based on performance of the Company against the pre-established measures, as determined by the Committee. Thus, the Committee attempted to align the Named Executive Officers’ 2009 cash bonus with the interests of our stockholders.

In designing the 2009 cash bonus plan, the Committee determined in December 2008 that refinement of the historical compensation strategy under the bonus program for Named Executive Officers was necessary to drive annual goal accomplishment. The Committee modified the compensation strategy to place more emphasis on bonuses tied to achievement of quantifiable business goals and less on annual equity awards in order to focus on near term financial objectives to help the Company achieve long-term success. The Committee froze base salaries at 2008 levels, with the exception of Mr. Kaminski who was provided with an increase in his base salary in conjunction with his appointment to Chief Executive Officer effective January 1, 2009. The Committee elected to not grant stock options during its 2009 annual equity grant for all Named Executive Officers, other than (i) an award of 40,000 stock appreciation rights to Mr. Bruce in February 2009, in recognition of his increased responsibilities with the Company as Chief Technology and Operations Officer, (ii) an award of 40,000 stock options to Mr. Ruggiero in February 2009, which the Company committed to in his original offer letter and (iii) an award of 175,000 stock appreciation rights to Mr. Johnston in September 2009 upon being hired by the Company. The Committee implemented a higher targeted award (except for Mr. Kaminski) and an overachievement bonus opportunity to recognize performance above the established Company objectives. In addition, the Committee established a threshold level for achievement of near term financial objectives that would result in 80% of target level bonus opportunity being achieved. The bonus opportunities for 2009 for Messrs. Kaminski, Stolze, Bruce, Ruggiero, and Johnston and Ms. Walker were as follows:

	2009 Annual Bonus Program
Named Executive Officer	Threshold Award % of Base Salary	Target Award % of Base Salary	Overachievement Maximum % of Base Salary
Michael P. Kaminski	40%	50%	100%
James M. Stolze	40%	50%	100%
Douglas M. Bruce	40%	50%	100%
Louis T. Ruggiero	40%	50%	100%
Melissa C. Walker	32%	40%	60%
Daniel J. Johnston (1)	40%	50%	100%

(1)	Daniel J. Johnston, our Chief Financial Officer, became a participant in the plan when he joined the Company in September 2009. In July 2009, his bonus opportunity was approved by the Compensation Committee and his payout was based upon the portion of his annual salary that he earned during 2009.

In December 2008, the Committee determined the metrics and relative weightings to focus the organization and its employees, including the Named Executive Officers, on desired performance for the following reasons:

•	Revenue (25% weighting): Revenue measures our ability to drive sales of our products and services; top-line growth is an important component of the success of our business.

•	New orders (25% weighting): New orders for our Niobe and Odyssey systems measures the growth of the business and provides an indication of future success.

•

Operating profit/(loss) (50% weighting): sets the expectation for our stockholder of our success. We use operating profit/(loss) as a key operating measure and evaluation of how the Company is performing; therefore, operating profit/(loss) encompasses half (50%) of the plan’s overall funding opportunity.

The metrics for determining performance against goals are derived from our financial statements which follow generally accepted accounting principles. However, the Committee, in its discretion, may consider certain items or events as extraordinary when determining the Company’s performance against the financial and other goals, and make what it deems to be appropriate adjustments. The specific performance levels established by the Committee for 2009 were as follows:

Objective	Threshold		Target		Maximum
Revenue	$57.0 million		$71.2 million		$85.0 million
Orders	$54.4 million		$68.0 million		$82.0 million
Operating Profit/(Loss)	($18.0 million	)	($18.0 million	)	($14.0 million	)

Following a review in February 2010, the Committee determined that the 2009 performance objectives were not achieved. However, the Committee determined to use its discretion to make awards under the program to recognize the achievement of important Company goals in a difficult macro economic environment that developed late in 2008 and continued in 2009, and a constrained healthcare spending environment. In particular, the Committee noted the achievements made in operating margin in 2009 compared to 2008, as well as a significant reduction in inventory, which positively impacted the Company’s cash position. The Committee also took note that (i) the original plan goals were set late in 2008, before the full impact of the effect of the macro economic environment on the institutional healthcare spending for capital investments was fully identified, and that no subsequent adjustment was made to the goals, and (ii) base salaries had been frozen at the 2008 levels. The Committee made available a total pool of $1 million, and the Named Executive Officers received the awards described in the table below from that pool. The Committee determined to pay two-thirds of the award in fully vested shares under the 2002 Stock Incentive Plan, which was amended by the Company in 2009 (and approved by our stockholders at the 2009 annual meeting) to permit such awards, and one-third in cash.

Named Executive Officer	Total Award	# of Shares(1)	Gross Cash Award
Michael P. Kaminski	$136,000	12,150	$45,334
James M. Stolze	105,400	9,387	35,134
Douglas M. Bruce	108,800	9,439	36,267
Louis T. Ruggiero	25,013	2,405	8,338
Melissa C. Walker	25,568	2,203	8,523
Daniel J. Johnston (2)	27,200	2,343	9,067

(1)	Denotes net shares of Company common stock awarded after withholding shares having a value as of the award date ($4.67), equal to the Company’s applicable tax withholding obligations for each individual. The aggregate value of the equity portion of the award, including shares withheld, for each individual was $90,666 for Mr. Kaminski, $72,533 for Mr. Bruce, $18,133 for Mr. Johnston, $17,045 for Ms. Walker, $16,675 for Mr. Ruggiero and $70,266 for Mr. Stolze.

(2)	Mr. Johnston became a participant in the plan when he joined the Company in September 2009. His bonus opportunity and award was pro-rated for 2009.

The Company’s quarterly bonus plan for 2008 was eliminated for the 2009 performance year. The 2008 Quarterly Bonus Plan was originally implemented as an interim step toward a more aggressive annual bonus plan that was ultimately implemented with the 2009 Annual Bonus Program.

2010 Annual Bonus Program.  In February 2010, the Committee established goals for 2010 operating performance. The Committee generally retained the metrics and relative weightings used in the 2009 bonus plan, but with a focus on certain quarterly results for a payout of a portion of the operating profit/loss component as well as a revision of the specific performance targets. The Committee again froze base salaries at the previous year’s levels. The bonus opportunities for 2010 for Messrs. Kaminski, Johnston and Bruce and Ms. Walker are as follows:

	2010 Annual Bonus Program
Named Executive Officer	Threshold Award % of Base Salary	Target Award % of Base Salary	Overachievement Maximum % of Base Salary
Michael P. Kaminski	40%	50%	100%
Daniel J. Johnston	40%	50%	100%
Douglas M. Bruce	40%	50%	100%
Melissa C. Walker	32%	40%	60%

Consistent with historic practice, the 2010 Annual Bonus Plan target-level performance objectives for revenue, new orders and operating profit/(loss) goals correspond to the Company’s fiscal 2010 annual budget. In the Committee’s view, the budget reflects an increased performance level over our 2009 results, reflective of a slightly improving macro environment and further opportunities relating to the Company’s business platform (in particular around the Odyssey business). As a result, the Company believes the target levels are achievable with an above median level of difficulty. Moreover, the budget is consistent with the Company’s philosophy of setting aggressive targets for growth.

Long-Term Equity Incentive Compensation.  The objective of the Company’s long-term equity incentive program is to provide a longer-term retention incentive for the Named Executive Officers and to align their interests directly with those of our stockholders by way of stock ownership.

The Committee has the discretion to determine whether equity awards will be granted to Named Executive Officers and if so, the number of shares subject to each award. The Committee has the authority to grant the following types of equity awards in its discretion: options, stock appreciation rights, cash-based awards or other stock-based awards, such as common stock, restricted stock and other awards valued in whole or in part by reference to the fair market value of the stock. In most instances, these long-term grants vest on a multi-year basis.

The Committee meets each year, typically in February, to determine the recipients of annual long-term incentive awards and to grant such awards by formal action. The practice of granting long-term incentive awards in February by Committee action applies uniformly to the Named Executive Officers and other employees of the Company. In addition, equity awards, either in the form of time-based restricted shares, stock appreciation rights or stock options are granted to all employees upon acceptance of employment with the Company. Grants of awards to new employees are approved by the Compensation Committee at its quarterly meeting following the initiation of employment of the employee, and on occasion, in advance of initiation of employment, but effective on the date of initiation of employment. In addition, the Committee has the discretion to make grants whenever it deems it appropriate in the best interests of the Company. The Company does not have any program, plan or practice in place to time equity award grants with the release of material, non-public information and does not release such information for the purpose of affecting the value of executive compensation.

In reviewing the annual equity award grants for 2009, the Committee considered the amount of stock and options outstanding, and the potentially dilutive effect on stockholders, in addition to the overall compensation policy of the Company to place emphasis on incentive compensation over base salaries. The Committee also considered the December 2008 awards of performance-based restricted shares to the Named Executive Officers to coincide with the beginning of the performance period. The performance criterion required to achieve vesting of the shares relates to operating performance for the 2010 calendar year. The Committee also considered the increased bonus opportunity that would result with the implementation of the 2009 Annual Bonus Program for the Named Executive Officers (except for Mr. Kaminski). As a result, the Committee determined that no further equity awards would be granted in 2009, other than (i) an award of 40,000 stock appreciation rights to Mr. Bruce in February 2009, in recognition of his increased responsibilities with the Company as Chief Technology and Operations Officer, (ii) an award of 40,000 stock options to Mr. Ruggiero in February 2009, which the Company committed to in his original offer letter, and (iii) an award of 175,000 stock appreciation rights, 4,444 shares of fully vested common stock, and 25,000 performance-based restricted shares to Mr. Johnston in September 2009 upon being hired by the Company. Such awards in each case had an exercise price of $3.38 per share and were to vest 25% one year after the date of grant and 2.0833% each month thereafter.

However, since one of the four principles of our compensation philosophy is to ensure alignment with stockholder interest, the Committee revisited long-term equity awards and determined that some form of option, stock appreciation rights or other stock-based award would be appropriate for the long-term incentive component of executive officer compensation for 2010. As a result, for the 2010 annual long-term incentive component of executive compensation, the Committee granted stock appreciation rights to the following Named Executive Officers in the amounts set forth in the table below. Each of the awards have an exercise price of $4.67 per share and vest 25% one year after the date of grant and 2.0833% each month thereafter.

Named Executive Officer	# of SARs
Michael P. Kaminski	125,000
Daniel J. Johnston	60,000
Douglas M. Bruce	60,000

Other Benefits

•

Healthcare and Other Insurance Programs.  All of our employees, including the Named Executive Officers, are eligible to participate in medical, dental, short and long-term disability and life insurance plans. The terms of such benefits for our Named Executive Officers are the same as those for all of our employees.

•

401(k).  We offer all eligible employees the opportunity to participate in a 401(k) plan to which the Company matches employee contributions dollar for dollar up to 3% of the employee’s salary during the employee’s period of participation. For the fiscal year 2009, we expensed $540,168 under the plan for all participants.

•

Employee Stock Purchase Plan.  In June 2009, the Company’s stockholders approved a new employee stock purchase plan, under which we offer all of our employees, including our Named Executive Officers, who do not own 5% or more of our outstanding common stock, the opportunity to buy an aggregate of up to 250,000 shares of Company common stock at 95% of market price with up to 15% of their salaries and incentives (subject to certain limits), with the objective of allowing employees to profit when the value of our stock increases over time.

Determination of 2009 Chief Executive Officer Compensation

On December 15, 2008 the Board appointed Michael P. Kaminski to serve as the Company’s President and Chief Executive Officer, effective January 1, 2009. Prior to assuming his new role, Mr. Kaminski was the Company’s President and Chief Operating Officer.

In connection with the foregoing, Mr. Kaminski entered into an amendment to his employment agreement. To establish his 2009 compensation, the Compensation Committee considered Mr. Kaminski’s performance as President and Chief Operating Officer and competitive compensation data from the peer group companies described above. As a result of this review, Mr. Kaminski’s annual base salary was increased to $400,000 and he became eligible to participate in an annual cash incentive bonus plan that will provide for a bonus opportunity equal to a target of 50% of, and a maximum of 100% of, his then-current base salary, subject to achievement of Company objectives and performance goals established for him by the Committee. In recognition of his appointment to Chief Executive Officer, the Compensation Committee awarded Mr. Kaminski 125,000 stock appreciation rights in December 2008.

As described above, in February 2010, the Committee determined that the 2009 performance objectives were not achieved. However, the Committee determined to use its discretion to make awards under the program to recognize the achievement of important Company goals in a difficult macro economic environment that developed late in 2008 and continued in 2009. Of the total pool of $1 million, for awards, the Committee determined to allocate $136,000 to Mr. Kaminski, which was paid two-thirds in fully vested shares under the 2002 Stock Incentive Plan and one-third in cash.

Determination of 2010 Chief Executive Officer Compensation

In February 2010, the Committee determined that Mr. Kaminski’s base salary would remain at the 2009 level ($400,000) and granted him 125,000 stock appreciation rights. The Committee also established the performance objectives for his 2010 annual performance bonus at a target opportunity of 50% of his base salary, or $200,000, with a maximum opportunity of 100% of his base salary, or $400,000 for overachievement of the goals. If he meets certain threshold levels of performance, he would have a bonus opportunity of 40% of his base salary, or $160,000. The Committee retains discretion under the plan to make awards even if the performance goals are not achieved.

Federal Income Tax Considerations

Section 162(m) of the Internal Revenue Code limits the tax deduction allowable for executive compensation to $1.0 million per year for certain executive officers unless such compensation is performance based. As the cash compensation paid to our executive officers is below $1.0 million and the Compensation Committee believes that the stock options granted would meet the requirements for performance based compensation, the Company believes that these limitations did not impact the Company in 2009.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Submitted by the Compensation Committee of the Board of Directors.

Fred A. Middleton, Chairman

Abhijeet Lele

William M. Kelley

The Compensation Committee report and the report of the Audit Committee below will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

Mr. Middleton served as a member of our Compensation Committee during our last fiscal year and as our president from December 1996 through June 1997. Otherwise, none of our Compensation Committee members and none of our executive officers have a relationship that would constitute an interlocking relationship with executive officers or directors of another entity or insider participation in compensation decisions.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the annual and long-term compensation of the following executive officers (our “Named Executive Officers”) for all services rendered in all capacities to the company for the fiscal year ended December 31, 2009:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan ($)(3)	All Other ($)(4)	Total ($)
Michael P. Kaminski	2009	400,000	90,666	-	45,334	9,338	545,338
President and Chief Executive Officer	2008	345,000	305,300	615,000	50,000	13,741	1,329,041
	2007	341,479	-	1,227,600	12,500	65,713	1,647,292
Daniel J. Johnston (5) Chief Financial Officer	2009	83,692	150,633	379,750	9,067	19,826	642,968
James M. Stolze (5)	2009	310,000	70,266	-	35,134	9,265	424,665
Chief Financial Officer and Vice President	2008	310,000	157,140	185,625	30,000	12,027	694,792
	2007	308,951	-	251,100	-	12,771	572,822
Douglas M. Bruce	2009	299,167	72,533	60,828	36,367	9,233	478,128
Chief Technology/Operations Officer	2008	295,000	165,000	123,750	30,000	11,536	625,286
	2007	294,018	-	139,500	-	12,201	445,719
Louis T. Ruggiero	2009	300,000	16,675	60,828	8,338	23,647	409,488
Chief Commercial Officer	2008	175,000	133,800	436,000	21,452	158,825	925,077
Melissa C. Walker	2009	235,000	17,045	-	8,523	8,634	269,202
Senior Vice President, Regulatory, Quality and Compliance	2008	235,000	119,500	123,750	30,000	9,464	517,714
	2007	234,219	-	279,000	-	9,811	523,030

(1)	Amounts reported include the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. These awards consist of common stock and restricted share grants. Restricted share grants under the 2002 Stock Incentive Plan are performance-based and those outstanding will be forfeited if certain performance criteria are not achieved by June 2010 and December 2010. These shares will remain outstanding until either vested or forfeited under the original terms of the grant. Restricted shares granted to employees are valued at the fair market value at the date of grant. See Note 9 of the notes to our consolidated financial statements contained in our 2009 Annual Report on Form 10-K for a discussion of all assumptions made by us in determining the ASC 718, Compensation-Stock Compensation values of our equity awards. These amounts reflect the aggregate grant date fair value for these awards and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(2)	These amounts represent the aggregate grant date fair value of stock options and stock appreciation rights granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. See Note 9 of the notes to our consolidated financial statements contained in our 2009 Annual Report on Form 10-K for a discussion of all assumptions made by us in determining the grant date fair values of our equity awards. These amounts reflect the aggregate grant date fair value for these awards and do not correspond to the actual value that will be recognized by the Named Executive Officers. Please see the Grants of Plan-Based Awards Table for information on stock options granted in fiscal 2009.

(3)	These amounts represent amounts payable under the applicable fiscal year’s annual and quarterly incentive bonus programs. Although amounts for our annual incentive bonus program earned in one year are normally paid in the following year, the relevant performance period for such awards is the fiscal year in which they are earned and are accordingly reported as compensation for fiscal year in which earned. Each of the Named Executive Officers participated in an annual incentive bonus program related to operating performance compared to plan for 2009. However, the quarterly bonus program was discontinued after 2008.

(4)	All Other Compensation includes non-routine compensatory payments as well as amounts contributed by us to the executive’s 401(k) plan and the payment of group term life insurance premiums. Included in All Other Compensation for 2009 is a Company car allowance for Mr. Ruggiero in the amount of $14,400 and a $17,743 cash gross-up on the fully vested common stock portion of Mr. Johnston’s signing bonus. No other single amounts exceeded $10,000 for any individual.

(5)	In connection with his planned retirement, Mr. Stolze resigned his position as Chief Financial Officer in November 2009 and retired from the Company effective December 31, 2009. Mr. Johnston assumed the position of Chief Financial Officer in November 2009.

The following table sets forth certain information with respect to plan-based awards granted to each of our Named Executive Officers during the fiscal year ended December 31, 2009.

GRANTS OF PLAN-BASED AWARDS

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Target (#)	(#)(2)	(#)(3)	($/Sh)(4)	($)(5)
Michael P. Kaminski	2/18/2009	160,000	200,000	400,000					-
Daniel J. Johnston	9/28/2009	33,477	41,846	83,692		29,444	175,000	4.50	512,248
James M. Stolze	2/18/2009	124,000	155,000	310,000					-
Douglas M. Bruce	2/18/2009	128,000	160,000	320,000			40,000	3.38	60,800
Louis T. Ruggiero	2/18/2009	120,000	150,000	300,000			40,000	3.38	60,800
Melissa C. Walker	2/18/2009	75,200	94,000	141,000					-

(1)	Constitutes awards that could have been earned under the 2009 annual bonus program. Refer to “Compensation Discussion and Analysis” for additional information. Following a review in February 2010, the Committee determined that the 2009 performance objectives were partially achieved and accordingly the Committee approved a bonus payout of 68% of the target award maximum for the Named Executive Officers under the annual bonus program for 2009. These payouts were made two-thirds in fully vested stock and one-third in cash.

(2)	Constitutes 4,444 shares in fully vested stock granted as part of Mr. Johnston’s signing bonus and 25,000 performance-based restricted shares granted during 2009 under our 2002 Stock Incentive Plan, subject to the achievement of financial targets at the end of fiscal 2010.

(3)	Constitutes stock options and stock appreciation rights granted in fiscal 2009 under our 2002 Stock Incentive Plan.

(4)	The exercise price of stock subject to options and stock appreciation rights awarded under the plan is the fair market value of the stock on the date of grant. Under the terms of the plan, the fair market value of the stock is the closing sales price of the stock on the date of grant as reported by the NASDAQ Global Market.

(5)	Includes the full grant date fair value of options or stock appreciation rights computed in accordance with ASC 718, Compensation-Stock Compensation, applying the same valuation model and assumptions applied for financial reporting purposes. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award vesting schedule. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be recognized by the Named Executive Officers.

The following table discloses information regarding outstanding awards under the Company’s 2002 Stock Incentive Plan, as amended, as of December 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (December 31, 2009)

	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Michael P. Kaminski	79,825 13,888 69,444 47,500 36,608 155,833 22,916 39,583 31,250	- - - - 1,592 64,167 27,084 60,417 93,750	4.75 5.94 5.94 7.80 12.03 10.24 6.86 4.97 4.60	4/17/2012 5/27/2013 1/7/2014 6/15/2010 2/21/2011 2/7/2012 2/5/2013 5/28/2013 12/11/2013	22,500 19,100 50,000	88,425 75,063 196,500
Daniel J. Johnston	-	175,000	4.50	9/28/2014	25,000	98,250
James M. Stolze	111,111 37,500 30,475 31,875 17,187 14,843	- - 1,325 13,125 20,313 22,657	7.02 7.80 12.03 10.24 6.86 4.97	12/31/2012 6/15/2010 2/21/2011 2/7/2012 12/31/2012 12/31/2012	22,500 15,900 25,000	88,425 62,487 98,250
Douglas M. Bruce	48,611 6,944 10,416 10,416 22,500 - - - 9,895 40,000	- - - - - 1,410 7,765 16,647 15,105 -	4.75 5.94 6.77 8.00 7.80 4.10 4.10 4.10 4.97 3.38	1/31/2012 5/27/2013 1/27/2014 2/25/2012 6/15/2010 2/21/2011 2/7/2012 2/5/2013 5/28/2013 2/18/2014	17,500 10,600 25,000	68,775 41,658 98,250
Louis T. Ruggiero	75,000	-	4.94	3/31/2010
Melissa. C. Walker	13,888 13,888 - - 35,416 11,458 9,895	- - 832 1,227 14,584 13,542 15,105	5.94 5.94 4.10 4.10 10.24 6.86 4.97	5/27/2013 11/19/2013 9/28/2010 2/21/2011 2/7/2012 2/5/2013 5/28/2013	12,500 10,000 20,000	49,125 39,300 78,600

(1)	The amounts appearing in this column represent the total number of options and stock appreciation rights that have not vested as of December 31, 2009. Option grants and SARs vest at the rate of 25% after one year of service from the date of grant, and monthly thereafter, over 36 additional months.

(2)	The amounts appearing in this column represent the total number of performance-based restricted shares granted under our 2002 Stock Incentive Plan. Such shares will vest only if certain performance goals are achieved. Those goals have not yet been achieved. During 2009, the Company determined that it was not likely that the performance criteria would be met for any of the restricted shares outstanding. These shares will remain outstanding until either vested or forfeited under the original terms of the grant. Restricted shares granted in 2009 for Mr. Johnston are subject to the same performance criteria as those shares granted to other recipients in 2008 and will be forfeited if not met at the end of 2010.

(3)	Based on the closing price of $3.93 for the shares of our common stock on December 31, 2009 (the last business day of fiscal 2009).

Option exercises and stock vested

With respect to the Named Executive Officers, no options or stock appreciation rights were exercised and no restricted shares vested during the fiscal year ended December 31, 2009.

Potential Payments upon Termination or Change of Control

The award agreements under our 2002 Stock Incentive Plan provide for the acceleration of certain equity awards in the event of a change of control of the company. The provisions under the award agreements are generally applicable to awards granted to all participants in the Plan, including the Named Executive Officers. We have described those provisions generally below. Benefits or payments under other plans and arrangements that are generally available to the company’s employees on similar terms are not described.

In addition, we have entered into employment agreements with our Named Executive Officers that provide for a continuation of certain post-employment benefits, to the extent permitted under the applicable employment benefit plan(s). Each of the employment agreements provide for payments at, following, or in connection with a variety of circumstances following the Named Executive Officer’s termination of employment or in the event of a change of control of the company.

Following the description of each Named Executive Officer’s specific employment agreement, we have quantified, in tabular format, the potential payments and benefits upon termination or a change of control of the company for each of the Named Executive Officers, assuming the Named Executive Officer’s employment terminated on December 31, 2009 and, if applicable, based on our closing stock price of $3.93 on that date. In calculating the value of acceleration of equity awards, the value of unvested options and SARs equals $3.93 per share minus exercise price for all such options or SARs and the value of the performance-based restricted shares equals $3.93 per share multiplied by the number of unvested performance-based restricted shares.

Provisions of awards under the 2002 Stock Incentive Plan

Upon a change of control and if the Named Executive Officer’s employment is terminated in contemplation of, or within one year after, the change of control (or in the case of restricted stock or SARs, the employee leaves for “good reason”), the award agreements under the 2002 Stock Incentive Plan provide as follows: (1) all unvested stock options and SARs would vest immediately and all unexercised options and SARs could be exercised for their remaining terms; and (2) all outstanding performance-based restricted stock awards vest immediately and become non-forfeitable.

The awards do not generally accelerate in connection with the retirement, resignation or other termination of employment (i.e., voluntary termination, termination for cause or involuntary termination) of any of the participants. In addition, none of the equity awards under the 2002 Stock Incentive Plan accelerate in the event of termination by death or disability, although SARs and options could be exercised for specified periods following such termination events.

Employment Agreements and Quantification of Payments upon Termination or Change of Control

Mr. Kaminski.  If Mr. Kaminski is terminated without cause, he will be paid a salary continuance equal to his monthly base salary plus benefits for the lesser of (1) the period from the date of his termination of employment until he commences employment with a new employer or (2) 24 months. In addition, in the event of a termination without cause, the number of Mr. Kaminski’s stock options, stock appreciation rights or other equity awards subject to vesting over the 12-month period following any such termination will automatically vest as of the termination date and will be exercisable for a period of one year thereafter. Further, if Mr. Kaminski’s employment is terminated as a result of, or following, an acquisition or merger where we are not the surviving entity and a change of control occurs, and Mr. Kaminski is not offered a comparable position and salary in the surviving entity, he will be paid salary continuance equal to his monthly base salary plus benefits for a period of 24 months without offset for employment with another organization and 100% of his unvested options, SARs and restricted shares will vest under the terms of the 2002 Stock Incentive Plan. In addition, if Mr. Kaminski is terminated without cause or as a result of a change of control during a year in which he has served at least six months as President and CEO, Mr. Kaminski is entitled to receive a bonus from any bonus plan in which he is a participant on the same level as the other management employees on a prorated basis based on the number of days worked.

Mr. Johnston.  If Mr. Johnston is terminated without cause, he will be paid salary continuance equal to his monthly base salary plus benefits for the lesser of (1) the period from the date of his termination of employment until he commences employment with a new employer or (2) 18 months. In addition, if Mr. Johnston’s employment is terminated in contemplation of or within a year of a change in control of Stereotaxis, he will be paid his monthly base salary plus benefits for a period of 18 months without offset for employment with another organization and 100% of his unvested options, SARs and restricted shares will vest under the terms of the 2002 Stock Incentive Plan.

Mr. Bruce.  If Mr. Bruce is terminated without cause, he will be paid salary continuance equal to his monthly base salary plus benefits for the lesser of (1) the period from the date of his termination of employment until he commences employment with a new employer or (2) 12 months. In addition, if Mr. Bruce’s employment is terminated in contemplation of or within a year of a change in control of Stereotaxis, he will be paid his monthly base salary plus benefits for a period of 12 months without offset for employment with another organization and 100% of his unvested options, SARs and restricted shares will vest under the terms of the 2002 Stock Incentive Plan.

Ms. Walker.  If Ms. Walker is terminated without cause, she will be paid salary continuance equal to her monthly base salary plus benefits for the lesser of (1) the period from the date of her termination of employment until she commences employment with a new employer or (2) 12 months. In addition, if Ms. Walker’s employment is terminated in contemplation of or within a year of a change in control of Stereotaxis, she will be paid her monthly base salary plus benefits for a period of 12 months without offset for employment with another organization and 100% of her unvested options, SARs and restricted shares will vest under the terms of the 2002 Stock Incentive Plan.

Based on a hypothetical termination date of December 31, 2009, the severance benefits for the Named Executive Officers would have been as follows:

Named Executive Officer(1)	Termination without cause ($)	Involuntary termination following change of control ($)
Michael P. Kaminski (2)	1,186,044	1,186,044
Daniel J. Johnston	499,542	597,792
Douglas M. Bruce	333,028	541,711
Melissa C. Walker	244,673	411,698

(1)	Mr. Stolze retired effective December 31, 2009 and received no severance payments. Mr. Stolze will continue with the Company as a consultant through June 30, 2011, during which time he will be entitled to participate in the Company’s medical and dental plans. During this period, his stock appreciation rights and restricted stock will continue to vest and all unvested stock options will be forfeited. Mr. Ruggiero retired effective December 31, 2009 and will receive salary continuance equal to $204,000 for one year. Mr. Ruggiero was entitled to participate in the Company’s medical and dental plans through March 31, 2010. Mr. Ruggiero forfeited all shares that had not vested as of December 31, 2009.

(2)	Excludes amounts related to a potential bonus available to Mr. Kaminski upon termination without cause or in contemplation of a change of control as described above. The amounts describe Mr. Kaminski’s revised employment agreement which became effective January 1, 2009.

The foregoing payments with respect to each of the above Named Executive Officers include salary continuation payments and the value of accelerated vesting of equity awards as described above plus continued health and dental benefits in accordance with the terms of their respective employment agreements.

We do not currently maintain any other retirement or post-termination benefits plans. We do not currently maintain any change-in-control severance plans for our Named Executive Officers other than as described above.

V.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 31, 2010 by:

•	each person known by us to own beneficially more than 5% of our outstanding common stock;

•	each of our directors or nominees;

•	each of our Named Executive Officers; and

•	all of our directors, nominees and executive officers as a group.

There were 50,384,513 shares of common stock outstanding as of March 31, 2010. Unless otherwise indicated, the table below includes the number of shares underlying options and warrants that are currently exercisable or exercisable within 60 days of March 31, 2010. Shares of common stock subject to options and warrants that are currently exercisable or exercisable within 60 days of March 31, 2010 are considered outstanding and beneficially owned by the person holding the options or warrants for the purposes of computing beneficial ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

Name and address of Beneficial Owner of Common Stock	Number of shares of Common Stock beneficially owned	Percentage of shares of Common Stock beneficially owned
Five percent stockholders
Entities affiliated with Sanderling Ventures (1) 400 S. El Camino Real, Suite 1200 San Mateo, CA 94402	8,364,705	13.79%
Alafi Capital Company LLC (2) 9 Commodore Drive, Suite 405 Emeryville, CA 94608	7,883,629	13.00%
Wellington Management Company, LLP (3) 75 State Street Boston, MA 02109	4,908,563	8.09%
T. Rowe Price Associates, Inc. (4) 100 E. Pratt Street Baltimore, MD 21202	2,603,285	4.29%
Directors and Named Executive Officers
Fred A. Middleton (5)	8,776,791	14.47%
Christopher Alafi (6)	8,225,990	13.56%
David W. Benfer (7)	95,600	*
Bevil J. Hogg (8)	1,018,661	1.68%
William M. Kelley (9)	123,027	*
Abhijeet Lele (10)	2,192,029	3.61%
Robert J. Messey (11)	109,100	*
William C. Mills III (12)	127,500	*
Eric N. Prystowsky (13)	47,500	*
Douglas M. Bruce (14)	276,135	*
Daniel J. Johnston	31,787	*
Michael P. Kaminski (15)	663,160	1.09%
Louis T. Ruggiero	81,843	*
James M. Stolze (16)	325,622	*
Melissa C. Walker (17)	176,405	*
All directors and executive officers as a group (15 persons)	22,271,150	36.72%

* Indicates ownership of less than 1%

(1)	Includes: (a) 797 shares held by the Middleton McNeil Retirement Trust; (b) 828 shares held by and 1,896 shares issuable under warrants held by Sanderling Ventures Management V; (c) 30,609 shares held by and 57,741 shares issuable under warrants held by Sanderling VI Beteiligungs GmbH & Co. KG; (d) 36,470 shares held by and 68,798 shares issuable under warrants held by Sanderling VI Limited Partnership; (e) 16,116 shares held by and 728,926 shares issuable under warrants held by Sanderling Ventures Management VI; (f) 532,758 shares held by and 9,480 shares issuable under warrants held by Sanderling IV Biomedical Co-Investment Fund, L.P.; (g) 224,515 shares held by Sanderling Venture Partners IV Co-Investment Fund, L.P.; (h) 677,906 shares held by and 24,501 shares issuable under warrants held by Sanderling Venture Partners V Co-Investment Fund, L.P.; (i) 110,971 shares held by and 3,565 shares issuable under warrants held by Sanderling V Beteiligungs GmbH & Co. KG; (j) 119,566 shares held by and 4,006 shares issuable under warrants held by Sanderling V Limited Partnership; (k) 397,164 shares held by and 14,854 shares issuable under warrants held by Sanderling V Biomedical Co-Investment Fund, L.P.; (l) 781,351 shares held by Sanderling Venture Partners II, L.P.; (m) 15,000 shares held by Sanderling Management 401(k) Plan; and (n) 1,581,607 shares held by and 2,983,582 shares issuable under warrants held by Sanderling Venture Partners VI Co-Investment Fund, L.P.

The Middleton McNeil Retirement Trust has voting and dispositive authority over the shares owned by such trust. The trust’s trustees are Fred A. Middleton and Robert G. McNeil, who manage the trust for the benefit of Fred A. Middleton and Robert G. McNeil. Such individuals disclaim beneficial ownership of all such shares held by the foregoing trust, except to the extent of their proportionate pecuniary interests therein.

Middleton-McNeil Associates, L.P. is the general partner of Sanderling Venture Partners II, L.P. and has voting and dispositive authority over the shares owned by Sanderling Venture Partners II, L.P. Middleton-McNeil Associates, L.P. is managed by its general partners, Fred A. Middleton and Robert G. McNeil. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Middleton-McNeil Associates IV, LLC is the general partner of Sanderling IV Biomedical Co-Investment Fund, L.P. and has voting and dispositive authority over the shares owned by Sanderling IV Biomedical Co-Investment Fund, L.P. Middleton-McNeil Associates IV, LLC is managed by its members, Fred A. Middleton and Robert G. McNeil. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Middleton-McNeil Associates IV, L.P. is the general partner of Sanderling Venture Partners IV Co-Investment Fund, L.P. and has voting and dispositive power over the shares owned by Sanderling Venture Partners IV Co-Investment Fund, L.P. Middleton-McNeil Associates IV, L.P. is managed by its general partners, Fred A. Middleton and Robert G. McNeil. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Middleton, McNeil & Mills Associates V, LLC is the Investment General Partner of Sanderling V Limited Partnership and Sanderling V Beteiligungs GmbH & Co. KG and the General Partner of Sanderling V Biomedical Co-Investment Fund, L.P. and Sanderling Venture Partners V Co-Investment Fund, L.P. and has voting and dispositive authority over the shares owned by such entities. Middleton, McNeil & Mills Associates V, LLC is managed by its managing directors, Fred A. Middleton and Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Sanderling Ventures Management V is managed by Fred A. Middleton and Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger, the individuals who have invested under the d/b/a Sanderling Ventures

Management V, which individuals have voting and dispositive power over the shares owned by Sanderling Ventures Management V. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein. Sanderling Ventures Management VI is managed by Fred A. Middleton, Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger, the individuals who have invested under the d/b/a Sanderling Ventures Management VI, which individuals have voting and dispositive power over the shares owned by Sanderling Ventures Management VI. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Middleton, McNeil, Mills & Associates, VI, LLC is the Investment General Partner of Sanderling Venture Partners VI Co-Investment Fund, L.P., Sanderling VI Beteiligungs GmbH & Co. KG and Sanderling VI Limited Partnership and has voting and dispositive power over the shares owned by such entity. Sanderling Venture Partners VI Co-Investment Fund, L.P. is managed by its managing directors, Fred A. Middleton, Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

All information regarding ownership of Sanderling Ventures and its affiliates is based solely on a Schedule 13D filed by Sanderling Ventures on March 18, 2009 and Form 4s filed by Mr. Middleton on September 2, 2009 and October 19, 2009.

(2)	Includes 3,891,373 shares held by and 3,992,256 shares issuable under warrants held by Alafi Capital Company LLC (“Alafi Capital”). Christopher Alafi, one of our directors and Moshe Alafi are the managing partners of Alafi Capital and have full voting and investment power with respect to the shares owned by Alafi Capital. All information regarding ownership of Alafi Capital and its affiliates is based solely on a Schedule 13D filed by Alafi Capital on March 18, 2009 and Form 4s filed by Dr. Alafi on October 19, 2009 and March 4, 2010.

(3)	Wellington Management Company, LLP (“Wellington Management”), in its capacity as investment adviser, may be deemed to beneficially own 4,908,563 shares of the Company which are held of record by clients of Wellington Management. All information regarding ownership of Wellington Management is based solely on a Schedule 13G filed by Wellington Management on February 10, 2010.

(4)	T. Rowe Price Associates, Inc. (“Price Associates”) does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. All information regarding ownership of Price Associates is based solely on a Schedule 13G/A filed by Price Associates on February 12, 2010.

(5)	Includes 4,525,658 shares held by and 3,839,047 shares issuable under warrants held by Sanderling as described above. Mr. Middleton disclaims beneficial ownership of the shares and warrants held by Sanderling and Middleton-McNeil L.P. except to the extent of his proportionate ownership interest therein. Also includes options to purchase 157,500 shares of common stock.

(6)	Includes 3,891,373 shares held by and 3,992,256 shares issuable under warrants held by Alafi Capital as described above. Dr. Alafi is a general partner of Alafi Capital and disclaims beneficial ownership of the shares and warrants held by Alafi Capital except to the extent of his proportionate partnership interest therein. Includes 2,225 shares held by the Alafi Family Foundation, 50,000 shares held by the Christopher Alafi Trust, and 30,000 shares held by Dr. Alafi’s mother. Also includes options to purchase 65,000 shares of common stock held by Dr. Alafi.

(7)	Includes options to purchase 77,500 shares.

(8)	Includes options to purchase 714,224 shares of common stock.

(9)	Includes 4,000 shares held by Advisors To Healthcare Suppliers (ATHS), formerly MedTech Partners. Mr. Kelley is a partner of ATHS and disclaims beneficial ownership of the shares held by ATHS except to the extent of his proportionate partnership interest therein. Also includes options to purchase 104,027 shares.

(10)	Includes 2,059,796 shares held by held by EGS Private Healthcare Investment, LLC and affiliates as described below. Mr. Lele is a general partner of EGS and member of the board of managers of EGS Private Healthcare Investments, L.L.C. and EGS Private Healthcare Associates, L.L.C., which control the EGS entities, and disclaims beneficial ownership of such shares and warrants held by the EGS entities except to the extent of his proportionate ownership interest therein. Also includes options to purchase 80,833 shares of common stock.

EGS Healthcare Investment, LLC and affiliates holdings include (a) 593,495 shares held by EGS Private Healthcare Partnership, L.P., (b) 84,782 shares held by EGS Private Healthcare Counterpart, L.P., (c) 1,046,798 shares held by EGS Private Healthcare Partnership II L.P., (d) 165,089 shares held by EGS Private Healthcare Investors II, L.P., (e) 157,517 shares held by EGS Private Healthcare Canadian Partners, L.P. and (f)12,115 shares held by EGS Private Healthcare President’s Fund, L.P. (collectively, “EGS”).

EGS Private Healthcare Investors, L.L.C. is the general partner of EGS Private Healthcare Partnership II L.P., EGS Private Healthcare Investors II, L.P., EGS Private Healthcare Canadian Partners, L.P. and EGS Private Healthcare President’s Fund, L.P. and has voting and dispositive power over the shares owned by such entities. EGS Private Healthcare Investors, L.L.C. is managed by a board of managers comprised of Abhijeet Lele and Terry Vance. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

EGS Private Healthcare Associates, LLC is the general partner of EGS Private Healthcare Partnership, L.P. and EGS Private Healthcare Counterpart, L.P. and has voting and dispositive power over the shares owned by such entities. EGS Private Healthcare Associates, LLC is managed by Fred Greenberg, its managing member. Mr. Lele has also been delegated authority to act on behalf of such entity. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

All information regarding ownership of EGS Healthcare and its affiliates is based solely on a Schedule 13G/A filed by EGS Healthcare on February 18, 2009.

(11)	Includes options to purchase 95,000 shares of common stock.

(12)	Includes options to purchase 102,500 shares of common stock.

(13)	Includes options to purchase 37,500 shares of common stock.

(14)	Includes options to purchase 111,387 shares. Also includes 100 shares owned by Mr. Bruce’s minor daughter.

(15)	Includes options to purchase 550,003 shares of common stock.

(16)	Information as of December 31, 2009, the date of Mr. Ruggiero’s retirement from the Company. Adjustments were made to reflect Mr. Ruggiero’s 2009 Annual Bonus paid in stock of 2,405 shares and his exercise of 75,000 options.

(17)	Information as of December 31, 2009, the date of Mr. Stolze’s retirement from the Company. An adjustment was made to reflect Mr. Stolze’s 2009 Annual Bonus paid in stock of 9,387 shares. Includes options to purchase 244,318 shares of common stock.

(18)	Includes options to purchase 94,964 shares of common stock.

VI.	AUDIT COMMITTEE

Three non-employee directors comprise the Audit Committee. All are independent as defined in Rule 4200 (a)(15) of the Rules of the NASD. The Board of Directors has adopted a written charter for the Audit Committee which is attached as Exhibit A to the proxy statement filed on April 23, 2009.

The Audit Committee assists the Board of Directors in its oversight of our accounting and financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal control, while the independent registered public accountants are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities the Committee reviewed and discussed the audited financial statements to be included in the Annual Report on Form 10-K for the year ended December 31, 2009 with management, including a discussion of the quality and the acceptability of our financial reporting practices and the internal controls over financial reporting.

The Committee reviewed with the independent registered public accounting firm their judgments as to the quality and the acceptability of our financial reporting and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Committee discussed with the independent registered public accountants, the firm’s independence from our management including the matters in the accountants’ written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.

Our independent registered public accountants did not provide any non-audit services to us during 2009, except for certain tax services in the amount of $6,581.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC. The Committee has appointed Ernst & Young LLP as the Company’s independent registered public accountants for fiscal 2010.

Submitted by the Audit Committee of the Board of Directors.

Robert J. Messey, Chair

William C. Mills III

David W. Benfer

VII.	PROPOSAL II: APPROVAL OF AN AMENDMENT TO THE 2002 STOCK INCENTIVE PLAN

Our 2002 Stock Incentive Plan was adopted by our Board of Directors in February 2002 and approved by our stockholders in March 2002. Our Board of Directors believes that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. The Board believes that plans such as the 2002 Stock Incentive Plan increase our ability to achieve this objective by allowing for several different forms of long-term incentive awards, which the Board believes will help us recruit, reward, motivate and retain talented personnel.

As of March 31, 2010, a total of 8,610,998 shares of common stock have been reserved for issuance under this plan, which includes shares that were available for issuance under the 1994 Stock Option Plan as of the date the 2002 Stock Incentive Plan was adopted and shares that were added to the authorized shares on January 1, 2003, 2004, 2005, 2006, 2007, and 2008 pursuant to the terms of the 2002 Incentive Stock Plan, as well as increases to the authorized shares approved by our stockholders on May 24, 2007 and May 29, 2008. In addition, under the terms of our 2002 Non-Employee Directors’ Stock Plan, grants for shares in excess of the 300,000 shares available under that plan reduce the number of shares otherwise available for grant under the 2002 Stock Incentive Plan at the time of any stock option award. Moreover, under the plan, no more than 750,000 shares of common stock may be issued as fully vested shares to satisfy payments under an annual incentive plan maintained by us. As of March 31, 2010, 198,338 shares of common stock had been issued under these types of annual incentive plans.

Under the terms of the 2002 Stock Incentive Plan, the exercise price of each stock option is the market value of our common stock on the date of grant. Stock options have a maximum term of 10 years but terminate earlier if the individual ceases to provide services to us. As of March 31, 2010, options and stock appreciation rights to purchase 5,016,673 shares were issued and outstanding under the 2002 Stock Incentive Plan and 2,176,181 options and stock appreciation rights had been exercised. In addition, as of such date, 819,845 shares of restricted stock were issued and outstanding under the 2002 Stock Incentive Plan and an additional 244,653 shares were fully vested. No other awards had been made and 155,308 shares remained available for future grants as of such date (which number accounts for the reduction of shares available under the 2002 Non-employee Directors’ Stock Plan, as described in the preceding paragraph). As of March 31, 2010, the closing price of our common stock was $5.01 per share.

In March 2010, our Board of Directors approved a proposal to amend the 2002 Stock Incentive Plan to increase the shares reserved for issuance thereunder by a further 1,800,000 shares. We are seeking stockholder approval of this amendment to the 2002 Stock Incentive Plan.

Please see the summary of the 2002 Stock Incentive Plan below.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast, in person or by proxy, will be required to amend the 2002 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder. Because brokers are not permitted to vote on this proposal in the absence of voting instructions from beneficial owners, broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of negative votes.

The Board of Directors and our executive officers have an interest in this proposal as they may receive awards under the 2002 Stock Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO INCREASE THE SHARES RESERVED UNDER THE 2002 STOCK INCENTIVE PLAN BY 1,800,000 SHARES.

Summary of the 2002 Stock Incentive Plan (including proposed amendment to reserve an additional 1,800,000 shares for issuance)

The 2002 Stock Incentive Plan is summarized below. The following summary of certain features of the 2002 Stock Incentive Plan is qualified in its entirety by reference to the actual text of the 2002 Stock Incentive Plan, which is attached as Exhibit A to this proxy statement.

General.  This plan is designed to attract, motivate and retain our employees and other selected individuals through long-term incentive and other awards, thereby providing them with a proprietary interest in our growth and performance.

Eligibility.  Our employees (including any employees of any direct or indirect subsidiaries that we may form from time to time), consultants and contractors are eligible to participate in this plan, and awards may consist of any form of stock option, performance share award or restricted stock award. However, the grant of incentive stock options is restricted to our employees or the employees of any of our direct or indirect subsidiaries. There are currently approximately 200 employees and Directors eligible to participate under the 2002 Stock Incentive Plan.

Administration.  This plan is administered by the Board of Directors through a committee appointed by the Board of Directors. Our Compensation Committee currently administers this plan. Currently, every member of the Compensation Committee is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, and (ii) an “Independent Director” for purposes of the rules and regulations of the Nasdaq Global Market. Our Compensation Committee charter specifies that a majority of the members shall be “outside directors” as defined by Section 162(m) of the Internal Revenue Code, and that any members who are not “outside directors” as defined by Section 162(m) of the Internal Revenue Code, shall recuse themselves from participating in discussion regarding, or voting on, matters that require the approval of “outside directors” under Section 162(m) of the Internal Revenue Code. The committee has full power to determine persons eligible to participate in the plan, to interpret this plan, to adopt the rules, regulations and guidelines necessary or proper to carry out this plan and to determine the type and terms of any awards to be granted. The specific terms, conditions, performance requirements, limitations and restrictions of any award will be set forth in an award agreement, entered into between us and a participant.

Awards may include but are not limited to the following:

Stock Options.  The committee is able to grant nonqualified stock options and incentive stock options under the 2002 Stock Incentive Plan. The award agreement for an option grant sets forth the terms and provisions of the award, including the exercise price per share, the maximum duration of the option and the number of shares of common stock to which the option pertains. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted (110% in the case of a 10% stockholder), and the exercise price of a nonqualified option must be determined by the committee, but may not be less than 100% of the fair market value of the common stock on the date the option is granted. As our common stock is listed on the Nasdaq Global Market, the fair market value is the per share closing sale price for the common stock (or the average of the closing bid and asked prices if no sales were reported that day) on the date the option is granted. No individual may be granted options to purchase more than 277,777 shares during any fiscal year.

The price at which shares of stock may be purchased under a stock option must be paid in cash at the time of exercise, or, at the discretion of the committee, by the tender of stock or another award, or through a cashless exercise whereby a portion of the proceeds from the sale of the option shares is paid to us in satisfaction of the exercise price.

The term of an option may not exceed 10 years, except that, with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option may not exceed five years.

Pursuant to the current form of nonqualified stock option agreement and the form of incentive stock option agreement, options have a five year term. Grants to non-employees generally fully vest on the first anniversary of the date of grant. Under the current form of stock option agreement, grants to employees generally become partially available for exercise on the first anniversary of the grant date. On such date, 25% of the shares covered by the option become available for exercise, with an additional 2.0833% becoming available on the first day of each calendar month thereafter, such that the entire number of shares covered by an option are available by the fourth anniversary of the grant date. In the event of a change of control and if a participant’s employment is terminated in contemplation of, or within one year after, the change of control, the option fully vests. For these purposes, a change of control means:

•

the purchase or acquisition by any person, entity or group of beneficial ownership of 20% or more of the then-outstanding shares of our common stock or of the combined voting power to elect the Board of Directors;

•

a change in a majority of the members of the Board of Directors in place at the date of effectiveness of this plan, unless any such change is approved by a majority of such remaining original Board members; or

•

the liquidation, dissolution, sale of all or substantially all of our assets, or a merger, reorganization or consolidation, under circumstances whereby the stockholders immediately prior to such transaction do not own more than 50% of the common stock and combined voting power of the successor corporation immediately after such transaction.

After a termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the award agreement. If no such period of time is stated in the participant’s award agreement, the participant will generally be able to exercise his or her option for (i) 30 days following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights.  The committee has approved the issuance of stock appreciation rights under the Plan. Stock appreciation rights are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in either cash, shares of our common stock, or a combination thereof. Stock appreciation rights will become exercisable at the times and on the terms established by the committee, subject to the terms of the 2002 Stock Incentive Plan. The committee, subject to the terms of the 2002 Stock Incentive Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2002 Stock Incentive Plan; provided, however, that the term of a stock appreciation right may not repriced without stockholder approval, as discussed below. After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the award agreement. If no such period of time is stated in a participant’s award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) six months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Performance Shares.  A performance share award is an award denominated in units of stock, which will provide for payment of stock if performance goals are achieved over specified performance periods. Once the performance share award vests, the participant shall be entitled to payout of the value of the award in shares of common stock.

Restricted Stock.  Restricted stock is an award of common stock granted subject to restrictions on transfer and vesting requirement as determined by the committee. The committee shall have complete discretion to determine (i) the number of shares subject to a restricted stock granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued service to us but may include a performance-based component. Shares of common stock granted under any restricted stock agreement may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until all applicable restrictions are removed or have expired, except as provided for by the committee.

Other Stock-Based Award and Cash-Based Award.  The plan provides that awards of common stock, including fully vested stock grants, or other awards valued in whole or in part by reference to the fair market value of common stock may also be made under the plan in the form of other stock-based awards. The committee may also grant bonus or incentive awards under the plan in cash as a cash-based award. As indicated above, no more than 750,000 shares of fully vested common stock may be issued to satisfy payments under an annual incentive plan maintained by us.

Restrictions on Transferability.  Awards granted under this plan are generally not transferable by the participant except by law, will or the laws of descent and distribution, or by permission of the committee.

Receipt of Award.  If payment is required, payment of awards may be made in the form of cash, stock or any combination of cash or stock as determined by the Committee. In addition, payments may be deferred, and dividends or dividend equivalent rights may be extended to and made a part of any award denominated in stock or units of stock, in accordance with such terms, conditions or restrictions as the committee may establish. Participants may also be offered an election to substitute an award for another award or awards of the same or different type.

Section 162(m).  Section 162(m) denies a deduction to any publicly held corporation for compensation paid to “covered employees” in a taxable year to the extent that compensation to any covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by our covered employees, could cause us to exceed this limitation in any particular year for one or more of our covered employees. For purposes of Section 162(m), the term “covered employee” means our chief executive officer and our three highest compensated officers (other than our Chief Executive Officer and our Chief Financial Officer) as of the end of a taxable year, determined in accordance with federal securities laws.

Compensation that qualifies as “performance-based compensation” under Section 162(m) is exempt from the $1 million deduction limit. We sought and obtained stockholder approval at the 2007 Annual Meeting to permit certain awards granted under 2002 Stock Incentive Plan to covered employees to qualify as “performance-based compensation.” Prior to the date of the 2007 Annual Meeting, awards granted under the Incentive Compensation Plan were exempt from the deduction limit imposed by Section 162(m) based upon a transition exemption for companies that have recently become public.

In order to preserve our ability to deduct the compensation associated with options and stock appreciation rights granted to such persons, the 2002 Stock Incentive Plan provides that no participant may be granted options and stock appreciation rights to purchase more than 277,777 shares of common stock in any fiscal year. We have designed the 2002 Stock Incentive Plan so that it permits us to also issue other awards that qualify as performance-based compensation under Section 162(m) of the Code.

The committee, in its discretion, may establish performance goals applicable to a participant with respect to an award. These performance goals will be established in accordance with the terms of the Plan which are consistent with the deductibility criteria under Section 162(m).

Capitalization Changes.  In the event that our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in our capital structure, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the 2002 Stock Incentive Plan, the individual fiscal year limits applicable to restricted stock, performance share awards, stock appreciation rights and options, the number and class of shares of stock subject to any award outstanding under the 2002 Stock Incentive Plan, and the exercise price of any such outstanding option or SAR or other award. Any such adjustment shall be made upon approval of the Compensation Committee, whose determination will be conclusive.

Repricings.  Other than in connection with a change in our capitalization, discussed above, neither the committee nor the Board has the authority to reprice any outstanding option or stock appreciation right without stockholder approval. For purposes of the 2002 Stock Incentive Plan, repricing includes lowering the exercise price of an option or the grant price of a stock appreciation right after it is granted and canceling an option at a time when its exercise price exceeds the fair market value of the underlying stock, in exchange for an option, restricted stock award or other equity related award.

Amendment, Suspensions and Termination of the 2002 Stock Incentive Plan.  Our Board of Directors may amend, alter, suspend or terminate the 2002 Stock Incentive Plan at any time, except that stockholder approval is required for any amendment to the 2002 Stock Incentive Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the 2002 Stock Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the committee and which agreement must be in writing and signed by the participant and us. The 2002 Stock Incentive Plan will terminate on March 25, 2012, unless our Board of Directors terminates it earlier.

Federal Income Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and us of awards granted under the 2002 Stock Incentive Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options.  No taxable income is realized when a nonqualified stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount by which the fair market value of the shares purchased on the date of exercise, exceeds the exercise price paid for such share. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.  No taxable income is realized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case the differential between the fair market value on the date of grant and the exercise price is an alternative minimum tax preference item). If a participant exercises the option and then later sells or otherwise disposes of the shares acquired pursuant to an incentive stock option more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will also realize ordinary income at the time of the disposition equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.  No taxable income is realized when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of excess, if any, of the fair market value of the stock on the date of exercise over the fair market value of the stock on the date of grant. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock.  Unless a timely 83(b) election is made, as described in the following paragraph, a participant generally will not realize taxable income at the time an award of restricted stock is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of ordinary income recognized will be equal to the difference between the fair market value of the shares at the time any restrictions on transferability lapse and the original purchase price paid for the shares, if any.

A participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to recognize ordinary income at the time he or she is granted the award in an amount equal to the fair market value of the shares underlying the award (less the purchase price paid for the shares, if any) on the date the award is granted, notwithstanding that the restricted stock would otherwise not be includible in gross income at that time. Any change in the value of the shares after the date of grant would be taxed as a capital gain or loss if and when the shares are disposed of by the participant. If the section 83(b) election is made, the participant’s holding period for capital gains begins on the date of grant.

Performance Shares.  A participant generally will not recognize taxable income upon the granting of an award of performance shares. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of ordinary income recognized will be equal to the difference between the fair market value of the shares at the time any restrictions on transferability lapse and the original purchase price paid for the shares, if any. Upon selling shares of stock received in payment under a performance share, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the share and the participant’s tax basis in the share.

Tax Effect for Stereotaxis.  We generally will be entitled to a tax deduction in connection with an award under the 2002 Stock Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our three most highly compensated executive officers (other than the Chief Executive Officer and, in most circumstances, our Chief Financial Officer). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2002 Stock Incentive Plan, which we obtained at our 2007 Annual Meeting, setting limits on the number of awards that any individual may receive and for awards other than stock options, and stock appreciation rights, establishing performance criteria that must be met before the award actually will vest or be paid. The 2002 Stock Incentive Plan has been designed to permit the committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

Section 409A.  Section 409A of the Code provides certain requirements with respect to non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s election of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions may only be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, the individual’s death or a change in control). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are “specified employees,” Section 409A requires that such individual’s distribution commence no earlier than six months after such individual’s separation from service. For purposes of Section 409A, the term “specified employee” includes officers with a certain level of compensation ($150,000 in 2010) and employees with a certain level of ownership in the company.

Awards granted under the 2002 Stock Incentive Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the provisions of Section 409A, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Generally, we intend to structure any awards under the 2002 Stock Incentive Plan to either be exempt from or meet the applicable tax law requirements under Section 409A in order to avoid its adverse tax consequences.

THE FOREGOING IS ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE PARTICIPANTS AND STEREOTAXIS WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2002 STOCK INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Accounting Treatment

We adopted new general accounting principles related to share-based payment, which are now contained in ASC 718, Compensation-Stock Compensation, in the first quarter of fiscal 2006. This guidance requires the estimated fair market value of all share-based payments to employees, including grants of employee stock options, to be recognized as expense in the statement of operations. Share-based compensation expense to be recognized would include the estimated expense for all stock awards granted on and subsequent to January 29, 2006, based on the grant date fair value estimated in accordance with the provisions of ASC 718, Compensation-Stock Compensation, and the estimated expense for the portion vesting in the period for options granted prior to, but not vested as of January 29, 2006, based on the grant date fair value estimated in accordance with the original provisions of previously issued guidance on share-based payments.

Stock Issuances

The Committee has discretionary authority to approve awards under the 2002 Incentive Stock Plan. For this reason, the benefits that will be received by or allocated to any person or group of persons under the 2002 Stock Incentive Plan in future periods is not presently determinable. No awards have been approved by the Committee to be granted under the 2002 Incentive Stock Plan subject to stockholder approval at the 2010 Annual Meeting.

VIII.	PROPOSAL III: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee, pursuant to its charter, has appointed Ernst & Young LLP as the Company’s independent registered public accountants to examine the financial statements of the Company for our 2010 fiscal year.

While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the stockholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2010. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another firm. Furthermore, even if the appointment is ratified, the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

A formal statement by representatives of Ernst & Young LLP is not planned for the Annual Meeting. However, Ernst & Young LLP representatives are expected to be present at the meeting and available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010.

IX.	PRINCIPAL ACCOUNTING FEES AND SERVICES

The following fees were charged for professional services rendered by Ernst & Young LLP, our independent registered public accountants, in fiscal year 2008 and fiscal year 2009:

Description of Professional Service	Amount Billed for Fiscal Year
	2008 $	2009 $
Audit Fees – professional services rendered for the audit of our annual financial statements and review of financial statements included in our Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.	660,083	606,626
Audit-Related Fees – assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of financial statements and are not reported as “Audit Fees.”	2,764	1,985
Tax Fees – professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.	-	6,581
All Other Fees	-	-
Total Ernst & Young LLP Fees	662,847	615,192

Pre-Approval Policy

As described in the Audit Committee charter, which was amended and restated in March 2004, it is the Audit Committee’s policy and procedure to review and consider and ultimately pre-approve, where appropriate, all audit and non-audit engagement services to be performed by our independent registered public accountants.

X.	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2009, there has not been, nor is there currently planned, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our common stock or any member of such persons’ immediate families had or will have a direct or indirect material interest other than agreements which are described below.

NASDAQ Global Market Rules.  The NASDAQ Global Market rules defining “independent” director status also govern conflict of interest situations. Each of our directors other than Mr. Kaminski qualifies as “independent” in accordance with the NASDAQ Global Market rules. The NASDAQ Global Market rules include a series of objective tests that would not allow a director to be considered independent if the director had certain employment, business or family relationships with the Company. The NASDAQ Global Market independence definition includes a requirement that the Board also review the relations of each Independent

Director to the Company on a subjective basis. In accordance with that review, the Board has made a subjective determination as to each Independent Director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management.

SEC Rules.  In addition to the Company and the NASDAQ Global Market policies and rules described above, the SEC has specific disclosure requirements covering certain types of transactions involving the Company and a director, executive officer or other specified party. There were no such transactions in fiscal year 2009 except as disclosed below. Further, except as disclosed below, with regard to SEC rules, we have not engaged in any transaction, or series of similar transactions, since the beginning of fiscal year 2009, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, nominees for election as a director, beneficial owners of more than 5% of our common stock, or members of their immediate family had, or will have, a direct or indirect material interest.

In addition, none of the following persons has been indebted to the Company or its subsidiaries at any time since the beginning of fiscal year 2009: any of our directors or executive officers; any nominee for election as a director; any member of the immediate family of any of our directors, executive officers or nominees for director; any corporation or organization of which any of our directors, executive officers or nominees is an executive officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities (except trade debt entered into in the ordinary course of business); and any trust or other estate in which any of the directors, executive officers or nominees for director has a substantial beneficial interest or for which such person serves as a trustee or in a similar capacity.

Note and Warrant Purchase Agreement.  Effective October 9, 2009, we executed the Second Amendment to the Note and Warrant Purchase Agreement with Alafi Capital Company and certain affiliates of Sanderling Venture Partners (the “Lenders”) under which the Lenders committed to extend their December 2008 agreement to loan us an aggregate of $10 million on an unsecured basis though March 31, 2011. This facility may also be used by the Company to guarantee its loan commitments with Silicon Valley Bank, its primary bank lender, through the same extended term. In conjunction with this extension, we issued five-year warrants to purchase an aggregate of 664,064 shares of our common stock at an exercise price of $4.25 per share to the Lenders. Such number of warrants was equal to 28% of the $10 million extension with an exercise price equal to the average of the five-day closing sale price ending on the date prior to the exercise of the extension and issuance of the warrants.

XI.	SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires all Company executive officers, directors and persons owning more than 10% of any registered class of our capital stock to file reports of ownership and changes in ownership with the SEC. Based solely on the reports received by us and on written representations from reporting persons, we believe that all such persons timely filed such reports during the last fiscal year with the exception of Form 4s which were filed on October 19, 2009 by Mr. Middleton and Dr. Alafi due to an administrative error.

XII.	GENERAL INFORMATION

A.	STOCKHOLDER PROPOSALS

Proposals Included In Proxy Statement

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2011 Annual Meeting and that stockholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its principal executive offices no later than December 16, 2010, which is 120 calendar days prior to the anniversary of April 15, 2010, the release date of this proxy statement relating to the 2010 Annual Meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement

Our restated bylaws provide that stockholders seeking to bring business before an Annual Meeting of Stockholders, or to nominate candidates for election as directors at an Annual Meeting of Stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. However, in the event that the Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the Annual Meeting was mailed to stockholders or made public, whichever first occurs. Our restated bylaws specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an Annual Meeting of Stockholders or from making nominations for directors at an Annual Meeting of Stockholders.

Any stockholder wishing to submit a candidate for election to our Board of Directors should follow the procedures outlined in “Director Nominations.” For all other proposals, as to each matter of business proposed, the stockholder should send the following information to the Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

•	A brief description of the business desired to be brought before the meeting and the reasons for conducting such business;

•	The text of the business (including the text of any resolutions proposed and the language of any proposed amendment to our charter documents);

•	The name and address, as they appear in our stockholder records, of the stockholder(s) proposing such business;

•	The class and number of shares of the stock which are beneficially owned by the proposing stockholder(s);

•	Any material interest of the proposing stockholder(s) in such business; and

•

A statement as to whether either the proposing stockholder(s) intend(s) to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal.

A more complete description of this process is set forth in our bylaws.

B.	HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process is commonly referred to as “householding.” The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

You may request to receive at any time a separate copy of our proxy materials or our Annual Report, or notify us that you do or do not wish to participate in householding by sending a written request to our Corporate Secretary at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, or by telephoning 314-678-6100. We will deliver such materials to you promptly upon such request.

C.	OTHER INFORMATION

The Board of Directors knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a stockholder proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board of Directors may recommend, unless, prior to the meeting, the Board has eliminated that directorship by reducing the size of the Board. The Board is not aware that any nominee herein will be unable to serve or for good cause will not serve as a director.

The Company will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. Directors, officers or employees of the Company may solicit proxies on behalf of the Company. In addition, the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company’s stock and obtaining their proxies.

You are urged to vote promptly. You may revoke your proxy at any time before it is voted; and if you attend the meeting, as we hope you will, you may vote your shares in person. In addition, we will furnish, without charge, copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Commission, upon the written request of any person who is a stockholder as of the Record Date, upon payment of a reasonable fee which shall not exceed our reasonable expenses in connection therewith. Requests for such materials should be directed to Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, Attention: Assistant Secretary. Such information may also be obtained free of charge by accessing the Commission’s web site at www.sec.gov.

April 15, 2010

Exhibit A

STEREOTAXIS, INC.

2002 STOCK INCENTIVE PLAN

As amended and restated effective May 26, 2010 (if approved at the 2010 Annual Meeting)

1.	Objectives.

The Stereotaxis, Inc. 2002 Stock Incentive Plan (the “Plan”) is designed to attract, motivate and retain selected employees of, and other individuals providing services to, the Company. These objectives are accomplished by making long-term incentive and other awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

2.	Definitions.

(a)        “Awards”—The grant of any form of stock option, stock appreciation right, performance share award, restricted stock award, or other stock-based award, whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions, performance requirements, limitations and restrictions as the Committee may establish in order to fulfill the objectives of the Plan.

(b)        “Award Agreement”—An agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, limitations and restrictions applicable to an Award.

(c)        “Board”—The Board of Directors of the Company.

(d)        “Change of Control”—The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or

Individuals who, as of the date hereof, constitute the Board (as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

The consummation of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

(e)        “Code”—The Internal Revenue Code of 1986, as amended from time to time.

(f)        “Committee”—The committee designated by the Board to administer the Plan and chosen from those of its members, or, in the absence of any such Committee, the Board.

(g)        “Company”—Stereotaxis, Inc., a Delaware corporation.

(h)        “Fair Market Value”—The last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, of the Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. (the “NYSE”) or, if the Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted sale price on such date or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such date, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the Shares are not quoted by any such organization, the average of the closing bid and asked prices on such date as furnished by a professional market maker making a market in the Shares selected by the Committee. If the Shares are not publicly held or so listed or publicly traded, the determination of the Fair Market Value per Share shall be made in good faith by the Committee.

(i)        “Fiscal Year”—The fiscal year of the Company, as the same may be changed from time to time.

(j)        “Incentive Stock Option”—A stock option intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

(k)        “Nonqualified Stock Option”—A stock option which is not an Incentive Stock Option.

(l)        “Parent”—Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

(m)        “Participant”—An individual to whom an Award has been made under the Plan. Awards may be made to employees of the Company, or any of its subsidiaries (including subsidiaries of subsidiaries), or any other entity in which the Company has a significant equity or other interest, as determined by the Committee, as well as individuals providing services to the Company; provided, that Incentive Stock Options may only be granted to employees of the Company or any of its Subsidiaries.

(n)        “Performance Period”—A period of one or more consecutive Fiscal Years over which one or more of the performance criteria listed in Section 5(e) shall be measured pursuant to the grant of Awards (whether such Awards take the form of stock options, performance share awards, long term cash incentives or stock ownership incentive awards). Performance Periods may overlap one another.

(o)        “Shares” or “Stock”—Authorized and issued or unissued shares of common stock of the Company.

(p)        “Subsidiary” —Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

3.	Stock Available for Awards.

Subject to adjustment pursuant to Section 12, the number of shares that may be issued under the Plan for Awards granted wholly or partly in stock during the term of the Plan is 10,410,998. Shares of Stock may be made available from the authorized but unissued shares of the Company, from shares held in the Company’s treasury and not reserved for some other purpose, or from shares purchased on the open market. For purposes of determining the number of shares of Stock issued under the Plan, no shares shall be deemed issued until they are actually delivered to a Participant, or such other person in accordance with Section 9. Shares covered by Awards that either wholly or in part are not earned, or that expire or are forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other Awards, shall be available for future issuance under Awards. Further, shares tendered to the Company in connection with the exercise of stock options, or withheld by the Company for the payment of tax withholding on any Award, shall also be available for future issuance under Awards; provided, however, that not more than 8,164,484 shares may be used for the grant of Incentive Stock Options. In addition, not more than 750,000 of the Shares available under the Plan may be used for the grant of fully vested shares (in the form of Other Stock-Based Awards) to satisfy payments under an annual incentive plan maintained by the Company.

4.	Administration.

The Plan shall be administered by the Committee, which shall have full power to select Participants, to interpret the Plan, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed acts of the Committee. Each member of the Committee is entitled to, in good faith, rely upon any report or other information furnished to that member by any officer or other associate of the Company, any subsidiary, the Company’s certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

5.	Awards.

The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions, performance requirements, limitations and restrictions applicable to each Award. Awards may include but are not limited to those listed in this Section 5. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement or payment of, or as alternatives to, grants, rights or compensation earned under any other plan of the Company, including the plan of any acquired entity.

(a)        Stock Option—A stock option is a grant of a right to purchase a specified number of shares of Stock at a stated price. The exercise price of Incentive Stock Options and Nonqualified Stock Options shall be not less than 100% of Fair Market Value on the date of grant; provided that, in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, its Parent or a Subsidiary, the exercise price of Incentive Stock Options shall not be less than 110% of the Fair Market Value of the Stock on the date of grant. No individual may be granted options to purchase more than 277,777 shares during any Fiscal Year. The term of each option shall not be more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in the Award Agreement; provided that, in the case of a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the term of any Incentive Stock Option shall not be more than five (5) years from the date of granting thereof or such shorter period as prescribed in the Award Agreement. Within such limit, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all Participants. The holder of an option shall have none of the rights of a shareholder with respect to the shares subject to option until such shares shall be issued to him or her upon the exercise of his or her option.

(b)        Stock Appreciation Rights—A stock appreciation right is a grant of a right to receive a payment from the Company in an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share, times the number of stock appreciation rights exercised. The exercise price of stock appreciation rights shall not be less than 100% of Fair Market Value on the date of grant. A stock appreciation right granted in connection with an option shall entitle the Participant to surrender an unexercised option (or portion thereof) and to receive in exchange an amount equal to the excess of the fair market value on the exercise date of a share of Stock over the exercise price per share for the option, times the number of shares covered by the option (or portion thereof) which is surrendered. Payment may be made, in the discretion of the Committee, in (i) Stock, (ii) cash or (iii) any combination of Stock and cash. Cash shall be paid for fractional shares of Stock upon the exercise of a stock appreciation right. The maximum number of shares of Stock subject to Awards for stock appreciation rights, for grants which are intended to qualify under Section 162(m), which may be granted during a calendar year to a Participant shall be 250,000.

(c)        Performance Share Award—A performance share award is an Award denominated in units of stock. Performance share awards will provide for the payment of stock if performance goals are achieved over specified Performance Periods. The maximum number of shares of Stock subject to Awards for performance shares, for grants which are intended to qualify under Section 162(m), which may be granted during a calendar year to a Participant shall be 250,000.

(d)        Restricted Stock Award—A restricted stock award is an Award of Stock which will vest over time or if performance or other goals are achieved over specified Performance Periods. Restricted Stock Awards subject only to time-based vesting shall have a minimum three year vesting period (provided such awards may vest ratably over such period). Performance-based Restricted Stock Awards shall have a minimum one year vesting period, in addition to the achievement of the performance criteria set forth in the award. The maximum number of shares of Stock subject to Awards for restricted stock, for grants which are intended to qualify under Section 162(m), which may be granted during a calendar year to a Participant shall be 250,000.

(e)        Other Stock-Based Award and Cash-Based Award—The Committee may, in its sole discretion, grant Awards of Stock, and other Awards that are valued in whole or in part by reference to the Fair Market Value of Stock. These Awards shall collectively be referred to herein as Other Stock-Based Awards. The Committee may also, in its sole discretion, grant cash awards, referred to herein as Cash-Based Awards. Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, but not limited to, the right to receive fully vested shares. Other Stock-Based Awards and Cash-Based Awards may be granted with or in addition to other Awards. Subject to the other terms of the Plan, Other Stock-Based Awards and Cash-Based Awards may be granted to such Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and set forth in an Award Agreement. The maximum amount that may be awarded, for grants which are intended to qualify under Section 162(m), during a calendar year to a Participant as an Other Stock-Based Award shall be 250,000 shares and as a Cash-Based Award shall be $1,000,000.

(f)        Performance Criteria under section 162(m) of the Code—The performance criteria for Awards made to any “covered employee” (as defined by section 162(m) of the Code) and which are intended to qualify as performance-based compensation under section 162(m)(C) thereof, shall consist of objective tests based on one or more of the following: the Company’s earnings per share growth; earnings; earnings per share; cash flow; customer satisfaction; revenues; financial return ratios; market performance; shareholder return and/or value; operating profits (including earnings before income taxes, depreciation and amortization); net profits; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; and plant and equipment performance. To the extent an Award is intended to be performance-based compensation under Section 162(m) of the Code, no payments are to be made to a Participant who is a “covered employee” if the applicable performance criteria are not achieved for a given Performance Period. If the applicable performance criteria are achieved for a given Performance Period, the Committee has full discretion to reduce or eliminate the amount otherwise payable for that Performance Period. Under no circumstances may the Committee use discretion to increase the amount payable under an Award to a “covered employee” to the extent such Award is intended to qualify as performance-based compensation under section 162(m) of the Code.

(g)        Nothing herein shall preclude the Committee from making any payments or granting any Awards whether or not such payments or Awards qualify for tax deductibility under section 162(m) of the Code.

6.	Payment of Awards.

Payment of Awards may be made in the form of cash, stock or combinations thereof and may include such restrictions as the Committee shall determine. Further, payments may be deferred, either in the form of installments or as a future lump-sum payment, in accordance with such procedures as may be established from time to time by the Committee. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in stock or units of stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in stock or units of stock. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type. Any such procedures permitting deferrals, dividends or dividend equivalents must be in writing and must comply with the requirements of section 409A of the Code.

7.	Stock Option Exercise.

The price at which shares of Stock may be purchased under a stock option shall be paid in full in cash at the time of the exercise or, if permitted by the Committee, by means of tendering Stock or surrendering another Award or any combination thereof. The Committee may determine other acceptable methods of tendering Stock or other Awards and may impose such conditions on the use of Stock or other Awards to exercise a stock option as it deems appropriate. In addition, the optionee may effect a “cashless exercise” of a stock option in which the option shares are sold through a broker and a portion of the proceeds to cover the exercise price is paid to the Company, or otherwise in accordance with the rules and procedures adopted by the Committee.

8.	Tax Withholding.

Prior to the payment or settlement of any Award, the Participant must pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state and local tax withholding that in the opinion of the Company is required by law. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares of stock under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

9.	Transferability.

No Award shall be transferable or assignable, or payable to or exercisable by, anyone other than the Participant to whom it was granted, except (a) by law, will or the laws of descent and distribution, (b) as a result of the disability of a Participant or (c) that the Committee (in the form of an Award Agreement or otherwise) may permit transfers of Awards (other than Incentive Stock Options) by gift or otherwise to a member of a Participant’s immediate family and/or trusts whose beneficiaries are members of the Participant’s immediate family, or to such other persons or entities as may be approved by the Committee.

10.	Amendment, Modification, Suspension or Discontinuance of the Plan.

The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in law or other legal requirements or for any other purpose permitted by law; provided, however, that no such amendment, modification, suspension or termination of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant. Unless otherwise required by law, no such amendment shall require the approval of stockholders.

11.	Termination of Employment.

If the employment of a Participant terminates, the status of the Award shall be as set forth in the Award Agreement.

12.	Adjustments.

In the event of any change in the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee shall adjust appropriately: (a) the number of shares or kind of Stock (i) available for issuance under the Plan, (ii) for which Awards may be granted to an individual Participant set forth in Section 5, and (iii) covered by outstanding Awards denominated in stock or units of stock; (b) the exercise and grant prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments in the number and kind of shares and the exercise, grant and conversion prices of the affected Awards as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause to issue or assume stock options, whether or not in a transaction to which section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options. In such event, the aggregate number of shares of Stock available for issuance under Awards under Section 3, including the individual Participant maximums set forth in Section 5, will be increased to reflect such substitution or assumption.

In the event of a Change in Control, notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, the Committee may, in its sole discretion, provide for:

(1)        Accelerated vesting of any outstanding Awards that are otherwise unexercisable or unvested as of a date selected by the Committee;

(2)        Termination of an Award upon the consummation of the Change in Control in exchange for the payment of a cash amount (but only in a manner which does not result in a violation of Code Section 409A); and/or

(3)        Issuance of substitute Awards to substantially preserve the terms of any Awards previously granted under the Plan (but only in a manner which does not result in a violation of Code Section 409A).

13.	Acceleration.

The vesting schedule of any Award will not accelerate except in the cases of death, disability or retirement of the Participant or a Change of Control of the Company.

14.	Miscellaneous.

(a)        Any notice to the Company required by any of the provisions of the Plan shall be addressed to the chief human resources officer of the Company in writing, and shall become effective when it is received.

(b)        The Plan shall be unfunded and the Company shall not be required to establish any special account or fund or to otherwise segregate or encumber assets to ensure payment of any Award.

(c)        Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements or plans, subject to stockholder approval if such approval is required, and such arrangements or plans may be either generally applicable or applicable only in specific cases.

(d)        No Participant shall have any claim or right to be granted an Award under the Plan and nothing contained in the Plan shall be deemed or be construed to give any Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time without regard to the effect such discharge may have upon the Participant under the Plan. Except to the extent otherwise provided in any plan or in an Award Agreement, no Award under the Plan shall be deemed compensation for purposes of computing benefits or contributions under any other plan of the Company.

(e)        The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Missouri, County of St. Louis, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(f)        The Committee shall have full power and authority to interpret the Plan and to make any determinations thereunder, and the Committee’s determinations shall be binding and conclusive. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.

(g)        If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(h)        The Plan was originally adopted by the Board on March 25, 2002 and subsequently approved by shareholders of the Company. Subject to earlier termination pursuant to Section 10, the Plan will terminate on March 25, 2012. Awards outstanding at the termination of the Plan will not be affected by such termination.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW AND FOR PROPOSALS 2 AND 3. IF NO CHOICE IS SELECTED, THE PROXY WILL VOTE YOUR SHARES IN ACCORDANCE WITH SUCH RECOMMENDATION.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	For all	Withhold for all	Exceptions		FOR	AGAINST	ABSTAIN
1. To elect three Class III directors to serve until our 2013 annual meeting of stockholders; Nominee for Class III: 01 – Fred A. Middleton 02 – William M. Kelley 03 – William C. Mills III	☐	☐	☐	3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.	☐ FOR	☐ AGAINST	☐ ABSTAIN
4. In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name and check the “Exceptions” box above.)
2. To approve an amendment to the Stereotaxis, Inc. 2002 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

				I PLAN TO ATTEND THE MEETING	☐

Please sign, date and return the proxy promptly, using the enclosed envelope.
If no box is marked with respect to proposals 1, 2 OR 3,
the undersigned will have been deemed to vote for
such proposals, and in the discretion of the proxy holders, for such other business as may properly come before the meeting.

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲  FOLD AND DETACH HERE  ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvote.com Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-800-690-6903 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement on the Internet at http://www.proxyvote.com

PROXY

STEREOTAXIS, INC.

Annual Meeting of Stockholders –May 26, 2010

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Fred A. Middleton, Michael P. Kaminski and Daniel J. Johnston, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Stereotaxis, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 8:00 a.m. Central Time on May 26, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would posses if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)